                                                                 Exhibit 2.2


                         RECAPITALIZATION AGREEMENT AND
                                 PLAN OF MERGER

                                  By and Among

                     ATX Telecommunications Services, Inc.,

    Thomas Gravina, Debra Buruchian, Michael Karp and The Florence Karp Trust

                                       and

                                CoreComm Limited


                                   Dated as of

                                  March 9, 2000

                               TABLE OF CONTENTS

                                                                                                   PAGE
I.   THE MERGER....................................................................................   1
       1.1     The Formation of ATX Merger Sub, CoreComm Merger Sub and the Merger.................   1
       1.2     The Recapitalization................................................................   3
       1.3     Conversion of CoreComm Common Stock.................................................   9
       1.4     Exchange of Certificates............................................................  10
       1.5     Directors and Officers of Surviving Corporation.....................................  12
       1.6     Directors and Officers of ATX.......................................................  12

II.  CLOSING.......................................................................................  12
       2.1     Closing.............................................................................  12

III. REPRESENTATIONS AND WARRANTIES OF
       ATX AND ATX MERGER SUB......................................................................  13
       3.1     Organization, Etc...................................................................  13
       3.2     Authorization.......................................................................  14
       3.3     Capitalization......................................................................  15
       3.4     No Violation........................................................................  16
       3.5     Financial Statements................................................................  17
       3.6     No Undisclosed or Contingent Liabilities............................................  17
       3.7     Absence of Certain Changes..........................................................  18
       3.8     Litigation, Orders..................................................................  19
       3.9     Title to Properties; Encumbrances...................................................  19
       3.10    Compliance with Law; Licenses.......................................................  20
       3.11    Taxes...............................................................................  21
       3.12    Consents and Approvals..............................................................  22
       3.13    Contracts and Commitments...........................................................  23
       3.14    Insurance...........................................................................  24
       3.15    Certain Interests...................................................................  24
       3.16    Intellectual Property...............................................................  24
       3.17    Employee Benefit Plans..............................................................  25
       3.18    Labor Matters.......................................................................  26
       3.19    Environmental Protection............................................................  26
       3.20    Brokers or Finders..................................................................  26
       3.21    Accounting and Tax Matters..........................................................  27
       3.22    Registration Statement; Proxy Statement/Prospectus..................................  27
       3.23    Non-Competition Agreements..........................................................  27
       3.24    Customers...........................................................................  27
       3.25    Legal Opinion.......................................................................  27
       3.26    Full Disclosure.....................................................................  27
       3.27    NO OTHER REPRESENTATIONS OR WARRANTIES..............................................  28

IV.  REPRESENTATIONS AND WARRANTIES OF CORECOMM....................................................  28
       4.1     Organization, Etc...................................................................  28
       4.2     Authorization.......................................................................  28

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                    PAGE
       4.3     Capitalization......................................................................  29
       4.4     No Violation........................................................................  29
       4.5     SEC Filings; Financial Statements...................................................  30
       4.6     Absence of Certain Changes..........................................................  30
       4.7     Consents and Approvals..............................................................  30
       4.8     Brokers or Finders..................................................................  31
       4.9     Accounting and Tax Matters..........................................................  31
       4.10    Registration Statement; Proxy Statement/Prospectus..................................  31
       4.11    Fairness Opinion....................................................................  31
       4.12    Legal Opinion.......................................................................  31
       4.13    NO OTHER REPRESENTATIONS OR WARRANTIES..............................................  32

V.   OBLIGATIONS OF ATX AND CORECOMM...............................................................  32
       5.1     Other Transactions..................................................................  32
       5.2     Supplemental Disclosure.............................................................  32
       5.3     Conduct of Business.................................................................  32
       5.4     Confidentiality.....................................................................  34
       5.5     Proxy Statement/Prospectus; Registration Statement..................................  34
       5.6     Stockholders' Meeting...............................................................  35
       5.7     Cooperation; Regulatory Filings.....................................................  35
       5.8     Public Announcements................................................................  37
       5.9     Effect of Due Diligence.............................................................  37
       5.10    Letters from Accountants; New Financial Statements..................................  38
       5.11    Nasdaq Application..................................................................  38
       5.12    Stock Plans and Options.............................................................  38
       5.13    Access and Investigations...........................................................  39
       5.14    Communications Licenses and Authorizations..........................................  39
       5.15    FCC/State PUC Applications..........................................................  39
       5.16    Stockholders Agreement..............................................................  40
       5.17    Transition Services Agreement.......................................................  40
       5.18    Reincorporation and Acquisition.....................................................  40
       5.19    Termination of Agreements...........................................................  40
       5.20    Escrow Agreements...................................................................  41
       5.21    Phantom Unit Plan...................................................................  41
       5.22    Name................................................................................  41
       5.23    Existing Stockholders' Agreement....................................................  41
       5.24    Negotiation of Term Sheets..........................................................  41
       5.25    Operating Subsidiaries..............................................................  41
       5.26    Subchapter S Election...............................................................  41
       5.27    Assignment of Reimbursement Rights..................................................  41
       5.28    Certificate of Incorporation, Etc...................................................  41
       5.29    CoreComm Transactions...............................................................  42
       5.30    Protective Agreements...............................................................  42
       5.31    Key Employee Employment Agreements..................................................  42

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                    PAGE
       5.32    Gravina and Buruchian Employment Agreements.........................................  42
       5.34    Working Capital Loans...............................................................  42

VI.  CONDITIONS TO OBLIGATIONS OF CORECOMM.........................................................  42
       6.1     Representations and Warranties......................................................  42
       6.2     Performance.........................................................................  43
       6.3     No Proceeding or Litigation.........................................................  43
       6.4     No Injunction.......................................................................  43
       6.5     Officer's Certificates..............................................................  43
       6.6     Consents and Approvals..............................................................  43
       6.7     HSR Act.............................................................................  43
       6.8     No Material Adverse Change..........................................................  43
       6.9     Stockholder Approval................................................................  44
       6.10    FCC/State PUC Consents..............................................................  44
       6.11    Registration Statement..............................................................  44
       6.12    Transition Services Agreement.......................................................  44
       6.13    Resignations........................................................................  44
       6.14    The GAAP Financial Statements of ATX................................................  44
       6.15    Stockholders' Agreement.............................................................  44
       6.16    NASDAQ Listing......................................................................  44
       6.17    Formation of ATX Merger Sub.........................................................  44
       6.18    Escrow Agreement....................................................................  44
       6.19    Opinions of Counsel.................................................................  44
       6.20    Corporate Governance................................................................  45
       6.21    Necessary Consents..................................................................  45
       6.22    Existing Stockholders' Agreement....................................................  45
       6.23    Employment Matters..................................................................  45

VII. CONDITIONS TO OBLIGATIONS OF ATX..............................................................  45
       7.1     Representations and Warranties......................................................  45
       7.2     Performance.........................................................................  46
       7.3     No Proceeding or Litigation.........................................................  46
       7.4     No Injunction.......................................................................  46
       7.5     Officer's Certificate...............................................................  46
       7.6     Consents and Approvals..............................................................  46
       7.7     HSR Act.............................................................................  46
       7.8     Registration Rights Agreement.......................................................  46
       7.9     FCC/State PUC Consents..............................................................  46
       7.10    No Material Adverse Change..........................................................  47
       7.11    Registration Statement..............................................................  47
       7.12    Tax Opinion.........................................................................  47
       7.13    Letters of Credit...................................................................  47

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                    PAGE
VIII. TERMINATION OF AGREEMENT.....................................................................  47
       8.1     Termination of Agreement............................................................  47
       8.2     Procedure Upon Termination..........................................................  48

IX.  INDEMNIFICATION...............................................................................  48
       9.1     Indemnification by ATX Stockholders.................................................  48
       9.2     Procedures for Indemnification......................................................  49
       9.3     Cooperation in Defense..............................................................  50
       9.4     Limitations on Indemnification by ATX Stockholders..................................  50
       9.5     Mitigation of Losses................................................................  51
       9.6     Exclusivity.........................................................................  51
       9.7     Indemnification Escrow..............................................................  51

X.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................................................  52
       10.1    ATX, ATX Merger Sub and ATX Stockholders............................................  52
       10.2    CoreComm............................................................................  52

XI.  MISCELLANEOUS.................................................................................  52
       11.1    Expenses............................................................................  52
       11.2    Further Assurances..................................................................  52
       11.3    Parties in Interest.................................................................  52
       11.4    Entire Agreement, Amendments and Waiver.............................................  52
       11.5    Interpretation......................................................................  53
       11.6    Notices.............................................................................  53
       11.7    Governing Law.......................................................................  54
       11.8    Submission to Jurisdiction; Waivers.................................................  54
       11.9    Third Parties.......................................................................  54
       11.10   Severability........................................................................  54
       11.11   Counterparts........................................................................  54

XII. DEFINED TERMS.................................................................................  55
       12.1    Location of Certain Defined Terms...................................................  55
       12.2    Other Defined Terms.................................................................  58

XIII. ATX STOCKHOLDER COVENANTS....................................................................  59
       13.1    No Transfers........................................................................  59
       13.2    Cooperation; No Solicitation........................................................  59

Exhibit A     -     Convertible Preferred Stock Term Sheet
Exhibit B     -     Form of Short Term Senior Notes Term Sheet
Exhibit C     -     Form of Stockholders Agreement
Exhibit D     -     Form of Transition Services Agreement
Exhibit E     -     Lease Amendments
Exhibit F     -     Phantom Unit Plan Matters

                                TABLE OF CONTENTS
                                  (Continued)


                                                                  PAGE


Exhibit G   -   Registration Rights Agreement
Exhibit H   -   Required Consents
Exhibit I   -   Employment Issues
Exhibit J   -   Collar Stock Price Example

                  RECAPITALIZATION AGREEMENT AND PLAN OF MERGER


        RECAPITALIZATION AGREEMENT AND PLAN OF MERGER, dated as of March 9, 2000, by and among ATX Telecommunications Services, Inc., a Delaware corporation ("ATX"), CoreComm Limited, a Bermuda corporation ("CoreComm"), Thomas Gravina ("Gravina"), Debra Buruchian ("Buruchian"), Michael Karp ("Karp") and The Florence Karp Trust (the "Karp Trust" and, collectively with Gravina, Buruchian and Karp, the "ATX Stockholders").

                                    RECITALS

        WHEREAS, the Boards of Directors of ATX, and CoreComm, respectively, deem it advisable and in the best interests of ATX, CoreComm and their respective stockholders that ATX and CoreComm combine in order to advance the long-term business interests of ATX and CoreComm;

        WHEREAS, the combination of ATX and CoreComm shall be effected by the terms of this Recapitalization Agreement and Plan of Merger (the "Agreement") through the Merger (of CoreComm Merger Sub (as defined herein) and ATX Merger Sub (as defined herein)) and the Recapitalization (each as defined herein) of ATX; and

        WHEREAS, for federal income tax purposes, it is intended that the Merger and Recapitalization shall qualify as exchanges within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and as reorganizations within the meaning of Section 368(a) of the Code.

        WHEREAS, the Boards of Directors of ATX and CoreComm have approved this Agreement and each of the documents required to be executed in connection with this Agreement to which it is a party.

        Accordingly, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  I. THE MERGER

        1.1     The Formation of ATX Merger Sub, CoreComm Merger Sub and the
Merger.

                (a) As promptly as practicable following the execution of this Agreement, ATX shall cause to be organized for the sole purpose of effectuating the Merger contemplated herein a corporation organized under the laws of the State of Delaware ("ATX Merger Sub"). As promptly as practicable following the execution of this Agreement, CoreComm shall cause to be organized for the sole purpose of effecting the Domestication Merger (as defined in Section 1.1(d) below) and the Merger contemplated herein, a corporation organized under the laws of the State of Delaware ("CoreComm Merger Sub"). The respective certificates of incorporation and Bylaws of each of ATX Merger Sub and CoreComm Merger Sub shall be in such forms as shall be mutually determined by ATX and CoreComm as soon as practicable following the execution of this

Agreement and the authorized capital stock of each of ATX Merger Sub and CoreComm Merger Sub shall initially consist of 100 shares of common stock, par value $0.01 per share. All of the outstanding shares of ATX Merger Sub shall be issued to ATX at a price of $1.00 per share and all of the outstanding shares of CoreComm Merger Sub shall be issued to CoreComm at a price of $1.00 per share.

                (b) As promptly as practicable following the execution of this Agreement, ATX (with respect to ATX Merger Sub) and CoreComm (with respect to CoreComm Merger Sub) shall take all requisite action to designate the directors and officers of ATX Merger Sub and CoreComm Merger Sub and take such steps as may be necessary or appropriate to complete the organization of ATX Merger Sub and CoreComm Merger Sub. ATX shall cause the directors of ATX Merger Sub to ratify and approve this Agreement. CoreComm shall cause the directors of CoreComm Merger Sub to ratify and approve this Agreement.

                (c) As promptly as practicable following the organization of ATX Merger Sub, ATX, as the sole stockholder of ATX Merger Sub, shall cause ATX Merger Sub to adopt this Agreement and to perform its obligations under this Agreement. As promptly as practicable following the organization of CoreComm Merger Sub, CoreComm, as the sole stockholder of CoreComm Merger Sub shall cause CoreComm Merger Sub to adopt this Agreement and to perform its obligations under this Agreement. As promptly as practicable after the organization of ATX Merger Sub and CoreComm Merger Sub, the parties shall cause this Agreement to be amended to add ATX Merger Sub and CoreComm Merger Sub as parties hereto. Such amendment shall provide for the making by ATX Merger Sub of those representations and warranties equivalent to those set forth in Article 3 hereof that apply to ATX Merger Sub, and covenants and obligations equivalent to those set forth in Article 5 hereof that apply to ATX Merger Sub, and ATX Merger Sub and CoreComm Merger Sub shall each become a constituent corporation in the Merger.

                (d) Immediately prior to the Merger, CoreComm shall amalgamate and merge with and into CoreComm Merger Sub (the "Domestication Merger"), subject to compliance with applicable provisions of the Delaware General Corporation Law (the "DGCL") and the laws of Bermuda. As a result of the Domestication Merger, each issued and outstanding share of CoreComm Common Stock shall become and represent one share of common stock, par value $.01 per share ("CoreComm Merger Sub Common Stock"), of CoreComm Merger Sub, and the independent existence of CoreComm shall cease. Prior to the consummation of the Domestication Merger, CoreComm, as sole stockholder of CoreComm Merger Sub, shall adopt this Agreement. Unless the context otherwise requires, all references in this Agreement to CoreComm shall be deemed to mean CoreComm prior to the consummation of the Domestication Merger and CoreComm Merger Sub following the consummation of the Domestication Merger, and all references to CoreComm Common Stock shall be deemed to mean the CoreComm Common Stock prior to the consummation of the Domestication Merger and CoreComm Merger Sub Common Stock after the consummation of the Domestication Merger.

                (e) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the DGCL shall be duly prepared, executed and acknowledged by the appropriate parties and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing

Date (as defined in Section 2.1). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

                (f) At the Effective Time, the separate existence of ATX Merger Sub shall cease and ATX Merger Sub shall be merged (the "Merger") with and into CoreComm Merger Sub (ATX Merger Sub and CoreComm Merger Sub are sometimes referred to herein as the "Constituent Corporations" and CoreComm Merger Sub is sometimes referred to herein as the "Surviving Corporation"). The Certificate of Incorporation of CoreComm Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL, the Bylaws of CoreComm Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation and such Bylaws.

                (g) At and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

        1.2     The Recapitalization.

                (a) Simultaneously with the Merger, ATX shall recapitalize (the "Recapitalization") by causing the ATX Stockholders to exchange, and the ATX Stockholders agree to exchange, all of the issued and outstanding shares of pre-Recapitalization ATX common stock, par value $.01 per share ("ATX Common Stock") for the following aggregate consideration:

                        (i) That number of shares of ATX Common Stock equal to $500 million divided by the Base Stock Price. The "Base Stock Price" shall be equal to $40.328, subject to the Base Adjustments as defined below.

                The number of shares of ATX Common Stock to be received by the ATX Stockholders in connection with the Recapitalization will be subject to a collar mechanism as follows: in the event that the volume weighted average trading price of CoreComm Common Stock for the ten trading days ending with the last trading day prior to the Closing Date (the "Closing Stock Price") is greater than the Collar Stock Price (as defined below), then the number of shares of ATX Common Stock to be issued to the ATX Stockholders pursuant to the Recapitalization will be adjusted such that the aggregate value (based on the Closing Stock Price) of the ATX Common Stock received by the ATX Stockholders is equal to the aggregate value (based on the Closing Stock Price) of ATX Common Stock they would have been entitled to receive if the Closing Stock Price were equal to the Collar Stock Price.

                The "Collar Stock Price" shall be the Base Stock Price multiplied by the Collar Percentage. The Collar Percentage shall be equal to 115%, subject to the following adjustments: If (1) the Closing has not occurred on or prior to July 15, 2000, (2) subsequent to the date of this Agreement, CoreComm has engaged in a transaction (other than transactions contemplated by this Agreement, which shall not be deemed to include the potential transaction referred to in Section 5.18 or any transaction which would result in a Base Adjustment) (a "CoreComm Transaction") that would (x) require the approval of the stockholders of CoreComm or, (y) require CoreComm to include the information relating to such transaction in the pro forma financial statements (the "Pro Formas") that are required to be contained in the Registration Statement or (z) require CoreComm to amend or restate the Pro Formas in any material manner, and
(3) all conditions to Closing have been satisfied (or waived by the party entitled to waive such condition) or are capable of being satisfied on such date with reasonable best efforts, other than the conditions set forth in Sections
6.10 and/or 6.11, and the failure of either such condition to be satisfied is the direct result of a CoreComm Transaction, then, commencing on the later to occur of (i) July 16, 2000 and (ii) the first business day after which the circumstances set forth in clause (3) are present (such later date being the "Trigger Day") the Collar Percentage shall be increased as follows: 2.5 percentage points on the Trigger Day, and an additional five percentage points per each 31 day period (a "Monthly Period") (on a pro rata basis, based on the actual number of elapsed days in such Monthly Period at the Closing Date) beginning on the sixteenth calendar day following the Trigger Day. An example of this calculation is set forth on Exhibit J.

                The "Base Adjustments" shall be as follows: (i) if, after the date of this Agreement and on or prior to the Closing Date the outstanding shares of CoreComm Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any dividend payable in CoreComm Common Stock shall be declared thereon with a record date within such period, or any similar event shall occur, the Base Stock Price shall be adjusted accordingly to provide to the ATX Stockholders the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, stock split, reverse stock split, combination, exchange, dividend or similar event; and (ii) if, after the date of this Agreement and on or prior to the Closing Date, CoreComm shall distribute to all holders of CoreComm Common Stock shares of capital stock of CoreComm other than CoreComm Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (i) above), then in each such case the Base Stock Price shall be multiplied by a fraction of which the numerator shall be the Current Market Price (as defined below) of the CoreComm Common Stock on the record date less the then fair market value (as determined by the CoreComm Board of Directors, whose determination shall be conclusive evidence of such fair market value (absent manifest error) and described in a board resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of CoreComm Common Stock and of which the denominator shall be the Current Market Price of the CoreComm Common Stock. The "Current Market Price" shall mean the volume weighted average trading price of CoreComm Common Stock for the ten prior trading days. CoreComm may only effect a distribution described under (ii) above, if such distribution does not include operating assets that are required to maintain the current operating businesses of CoreComm, Inc. (a subsidiary of CoreComm), other than the LMDS licenses and related assets.

                        (ii) 250,000 shares of ATX Series 3% Senior Convertible Exchangeable Preferred Stock, par value $.01 per share ("ATX Convertible Preferred Stock"), with such rights and preferences as set forth in the term sheet attached hereto as Exhibit A setting forth the terms and conditions of the ATX Convertible Preferred Stock; and

                        (iii) $150 million in cash (the "Cash Consideration") (subject to certain adjustments set forth herein) (collectively with the ATX Common Stock and the ATX Convertible Preferred Stock, the "Exchange Consideration"); provided, however, that in the event CoreComm has not completed a debt or equity financing (including a public or private sale of equity securities or an institutional debt financing) prior to the Closing Date, at CoreComm's election, the aggregate amount of Cash Consideration to be paid by CoreComm to the ATX Stockholders may be reduced by up to $70 million and such portion of the Cash Consideration shall be paid through the issuance of short term senior notes with such terms and conditions as set forth in the term sheet attached hereto as Exhibit B.

                (b) ATX shall prepare as of a date not more than five (5) business days prior to the Closing Date, an unaudited consolidated balance sheet (estimated as of the Closing Date) and unaudited statements of income and cash flows of ATX for the period from the ATX Balance Sheet Date to the date of such statements (the "Pre-Closing Financial Statements") from the GAAP Audited Financials and the books and records of ATX in accordance with GAAP (applied on a consistent basis using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and estimation methodologies used in preparation of the GAAP Audited Financials) and shall set forth the Working Capital ("Estimated Closing Working Capital"), the ATX Debt (the "Estimated Closing ATX Debt") and the estimated capital expenditures made by ATX during such period (the "Estimated Closing Capital Expenditures"). To the extent ATX intends to make distributions at Closing as permitted by Section 1.2(j), such intended distributions shall be included in the Pre-Closing Financial Statements on a pro-forma basis. ATX shall provide a copy of the Pre-Closing Financial Statements to CoreComm within three (3) days of its completion.

                        In the event that the Pre-Closing Financial Statements reflect that the Estimated Closing Working Capital is less than zero (such deficiency, the "Working Capital Shortfall"), then the Exchange Consideration shall be reduced (subject to the calculation of the Final Closing Financial Statements) by an amount equal to the excess of zero over the Estimated Closing Working Capital. If the Pre-Closing Financial Statements reflect that the Estimated Closing Working Capital is greater than zero (such excess, the "Working Capital Excess") then the Exchange Consideration shall be increased (subject to the calculation of the Final Closing Financial Statements) by an amount equal to the amount of the Working Capital Excess. The Working Capital

Shortfall or Working Capital Excess, as applicable, shall be the "Pre-Closing Working Capital Adjustment."

                        In the event that the Pre-Closing Financial Statements reflect that Estimated Closing ATX Debt is greater than zero, then the Exchange Consideration shall be reduced (subject to the calculation of the Final Closing Financial Statements) by an amount equal to the Estimated Closing ATX Debt.

                        In the event that the Pre-Closing Financial Statements reflect that the Capital Expenditure Adjustment, as calculated using the Estimated Closing Capital Expenditures from the Pre-Closing Financial Statements, is greater than zero (such amount, the "Pre-Closing Capital Expenditure Adjustment"), then the Exchange Consideration shall be reduced (subject to a calculation of the final Closing Financial Statements) by an amount equal to the Pre-Closing Capital Expenditure Adjustment.

                (c) Within ninety (90) days after the Closing Date (the "Closing Financial Statements Delivery Date"), ATX shall cause to be prepared and delivered to the Stockholder Representative (as defined below) a proposed unaudited balance sheet and proposed unaudited statements of income and cash flows (the "Proposed Closing Financial Statements") prepared in accordance with GAAP (applied on a consistent basis using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and estimation methodologies that were used in preparation of the GAAP Audited Financials) setting forth the Working Capital of ATX and ATX Debt as of the Closing Date and Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date. For purposes of this Section 1.2, the Stockholder Representative shall mean BDO Seidman, LLP.

                (d) The Stockholder Representative shall have a period of thirty (30) days (the "Review Period") from the date on which ATX delivers the Proposed Closing Financial Statements to the Stockholder Representative pursuant to Section 1.2(c), to review the Proposed Closing Financial Statements. If, prior to the expiration of the Review Period, the Stockholder Representative does not deliver a Dispute Notice (as defined below) to ATX, the unaudited balance sheet and unaudited statements of income and cash flows included in the Proposed Closing Financial Statements shall be deemed to be final and binding upon ATX and the ATX Stockholders for purposes of determining the Working Capital of ATX and the ATX Debt as of the Closing Date and the Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date for purposes of this Agreement. The unaudited balance sheet and unaudited statements of income and cash flows included in the Proposed Closing Financial Statements shall not become final and binding at the end of the Review Period if, prior to the expiration of the Review Period, the Stockholder Representative delivers a written notice to ATX (the "Dispute Notice") setting forth in reasonable detail the disagreements that the Stockholder Representative has with the unaudited balance sheet and/or either of the unaudited statements of income and cash flows included in the Proposed Closing Financial Statements and the effect which such disagreements would have on the calculation of any of the Working Capital of ATX and ATX Debt as of the Closing Date or Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date. If the Stockholder Representative delivers a Dispute Notice prior to the end of the Review Period, the representatives of ATX and the Stockholder Representative shall have a ten (10) day period (the

"Settlement Period") from the date of the delivery of the Dispute Notice to attempt to resolve any dispute set forth in the Dispute Notice and to agree upon an unaudited balance sheet and unaudited statements of income and cash flows which shall be binding on ATX and the ATX Stockholder for purposes of this Agreement and to agree upon the Working Capital of ATX and ATX Debt as of the Closing Date and the Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date. If the Stockholder Representative and ATX have not arrived at an agreement during the Settlement Period then, at any time following the termination of the Settlement Period, either the Stockholder Representative or ATX may submit the issue in dispute to the Philadelphia, Pennsylvania office of PricewaterhouseCoopers LLP (the "Accountant") for resolution in accordance with this Section. In resolving any disputed item, the Accountant (i) shall be bound by the provisions of this
Section 1.2, (ii) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party, (iii) shall make its determination based solely on information submitted by the parties and not by independent review and
(iv) shall be instructed to issue a report containing its resolution of the disputed issue or issues (the "Accountant's Report") within thirty (30) days following submission of the dispute. The Accountant's Report shall be delivered by the Accountant to ATX and the Stockholder Representative, and shall be final and binding on ATX and the ATX Stockholders for purposes of this Agreement. The fees charged by the Accountant shall be paid by ATX.

                (e) During the period of any dispute within the contemplation of this Section 1.2, the ATX Stockholders, the Stockholder Representative and their representatives (including counsel and accountants) shall have reasonable access during normal business hours to all books, records, employees, offices and other facilities and properties of the Surviving Corporation to the extent required to complete their review of the Closing Financial Statements and shall be permitted to review the working papers (subject to the execution of customary waivers, releases and indemnifications), if any, of ATX or its auditor relating to the Closing; provided that any such access shall not unreasonably interfere with the day-to-day operations of ATX and shall be limited to those items related to the assessment of the Closing Financial Statements and matters related thereto. ATX and CoreComm or their auditors shall cooperate with the ATX Stockholders and other representatives of the ATX Stockholders in facilitating such review.

                (f) In the event that the Final Closing Financial Statements reflect that the Working Capital of ATX as of the Closing Date is less than the Applicable Amount (such deficiency, the "Final Working Capital Shortfall"), then an amount equal to the excess of the Applicable Amount over the Final Working Capital Shortfall shall be paid to ATX from the Escrow (defined below) as provided in Subsection 1.2(i) (the "Final Shortfall"); provided, however, that the Final Shortfall shall be adjusted to reflect any adjustments to the Closing Exchange Consideration previously made due to a Pre-Closing Working Capital Adjustment. If the Final Closing Balance Sheet reflects that the Working Capital of ATX as of the Closing Date is greater than the Applicable Amount (a "Final Working Capital Excess") then an amount equal to the excess of the Final Working Capital Excess over the amount of Working Capital generated subsequent to July 31, 2000 shall be delivered to the ATX Stockholders by ATX as provided in Subsection 1.2(i); provided, however, that the Final Working Capital Excess (and any related amounts to be paid) shall be adjusted to reflect any adjustments to the Closing Exchange Consideration previously made due to a Pre-Closing Working Capital Adjustment. As used herein, the "Applicable Amount" means

$2,000,000, if the Closing occurs on or prior to July 31, 2000 and zero if the Closing occurs after July 31, 2000.

                (g) In the event that the Final Closing Financial Statements reflect that the ATX Debt is greater than zero (such amount the "Final ATX Debt"), then an amount equal to the Final ATX Debt shall be paid to ATX from the Escrow as provided in Subsection 1.2(i); provided, however, that the Final ATX Debt shall be adjusted to reflect any adjustments to the Closing Exchange Consideration previously made due to any Estimated Closing ATX Debt.

                (h) In the event that the Final Closing Financial Statements reflect that the Capital Expenditure Adjustment, as calculated utilizing the Capital Expenditures as set forth on the Final Closing Financial Statements, is greater than zero (the "Final Capital Expenditure Adjustment"), then the amount equal to the Final Capital Expenditure Adjustment shall be paid to ATX from the Escrow as provided in Subsection 1.2(i); provided, however, that the Final Capital Expenditure Adjustment shall be adjusted to reflect adjustments to the Closing Exchange Consideration previously made due to a Pre-Closing Capital Expenditure Adjustment.

                (i) Upon the Recapitalization, an aggregate of 1.1111% of all shares of ATX Common Stock, ATX Convertible Preferred Stock and Cash Consideration (provided that if any portion of the Cash Consideration is to be payable in Short Term Senior Notes, the Short Term Senior Notes shall be delivered prior to the Cash Consideration) comprising the Exchange Consideration shall be deposited in escrow (the "Escrow") pursuant to an escrow agreement among ATX, CoreComm, each ATX Stockholder and an escrow agent selected by such parties (the "Escrow Agreement"). In the event of any reduction in the Exchange Consideration requiring a repayment to ATX under Subsections (f) through (h) above, such repayment shall be made pro rata from the ATX Common Stock, ATX Convertible Preferred Stock and cash in the Escrow, for purposes of which the ATX Common Stock shall be valued at the closing price for ATX Common Stock on the trading day immediately preceding the day on which the repayment of such share to ATX is effected. Any amounts payable by ATX under Subsection (f) as additional Exchange Consideration shall be in shares of ATX Common Stock based on the same valuation as set forth in the preceding sentence subject to the right of any ATX Stockholders to elect to receive such additional Exchange Consideration in cash.

                (j) From the ATX Balance Sheet Date through the Closing Date, ATX shall be permitted to:

                        (i) make such cash distributions and payments to the ATX Stockholders: (x) in order to satisfy any debt obligation of ATX to the ATX Stockholder(s) (including affiliates thereof); (y) in order to return any capital to the ATX Stockholders (including the amount of any positive capital account balances respecting the ATX Partnerships) (as hereinafter defined); and
(z) of any undistributed profits computed in accordance with GAAP of ATX or the ATX Partnership through the Closing Date; provided that if there is insufficient cash on hand to make such distributions and payments, the amounts shall be payable by ATX on the business day next following the Closing Date and the payment of such amounts shall be deemed to have been made on the business day prior to the Closing Date for purposes of the adjustments set forth in this
Section 1.2; or

                        (ii) cancel or eliminate any indebtedness owed by any ATX Stockholders to ATX.

                (k) The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement:

                        "ATX Balance Sheet Date" means December 31, 1999.

                        "ATX Capital Expenditure Obligation" means the obligation of ATX and the ATX Partnerships to make Capital Expenditures from the period commencing January 1, 2000 through the Closing Date in the amount and for those categories of items set forth on Section 1.2 of the ATX Disclosure Schedule.

                        "ATX Debt" means all liabilities of ATX, other than current liabilities, as set forth on the Pre-Closing Financial Statements, the Closing Financial Statements and the Final Closing Financial Statement, as applicable.

                        "Capital Expenditures" means, with respect to a period, all amounts that would, in accordance with GAAP, be set forth as "capital expenditures" or "purchase of property and equipment"on the statement of cash flows for ATX for such period.

                        "Capital Expenditure Adjustment" means the excess of the amount of ATX Capital Expenditure Obligation over the actual Capital Expenditures of ATX from the period between the ATX Balance Sheet Date and Closing, but in no event shall the Capital Expenditure Adjustment be a negative amount.

                        "GAAP" means generally accepted accounting principles as in effect on the date or for the period with respect to which such principles apply in all cases applied on a consistent basis.

                        "Working Capital" shall mean, as of any date, the current assets of ATX less the current liabilities of ATX (exclusive of the current portion of long term debt), all determined in accordance with GAAP.

        1.3 Conversion of CoreComm Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of ATX Merger Sub's common stock, par value $.01 per share ("ATX Merger Sub Common Stock") or CoreComm's common stock, par value $.01 per share ("CoreComm Common Stock"):

                (a) Each issued and outstanding share of ATX Merger Sub Common Stock shall be converted into the right to receive one (1) share of CoreComm Common Stock.

                (b) All shares of CoreComm Common Stock that are owned by CoreComm as treasury stock or by any Subsidiary of CoreComm shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                (c) Subject to Section 1.4, each issued and outstanding share of CoreComm Common Stock (other than shares to be canceled in accordance with Section 1.3(b) and shares to be issued under Section 1.3(a)) shall be converted into the right to receive one (1) (the "Merger Ratio") fully paid and nonassessable shares of ATX Common Stock. All such shares of CoreComm Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of ATX Common Stock and any cash in lieu of fractional shares of ATX Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.4.

        1.4 Exchange of Certificates. The procedures for exchanging outstanding shares of CoreComm Common Stock for ATX Common Stock pursuant to the Merger shall be as follows:

                (a) As of the Effective Time, ATX shall deposit with an exchange agent selected by CoreComm and reasonably acceptable to ATX (the "Exchange Agent"), for the benefit of the holders of shares of CoreComm Common Stock, certificates representing the shares of ATX Common Stock and cash (such shares of ATX Common Stock together with any dividends or distributions with respect thereto, together with such cash, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.3 in exchange for outstanding shares of CoreComm Common Stock.

                (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CoreComm Common Stock (each a "Certificate" and, collectively, the "Certificates") whose shares were converted pursuant to Section 1.4 into the right to receive shares of ATX Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as ATX and CoreComm may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of ATX Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of ATX Common Stock which such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of CoreComm Common Stock which is not registered in the transfer records of CoreComm, a certificate representing the proper number of shares of ATX Common Stock may be issued to a transferee if the Certificate representing such CoreComm Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of ATX Common Stock and cash in lieu of any fractional share as contemplated by this Section
1.4. All shares of ATX Common Stock issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the CoreComm Common Stock shares formerly represented by such Certificates. The instructions for effecting the surrender of the Certificates shall set forth procedures that must be taken by the holder of any Certificate that has been lost, destroyed or stolen. It shall be a condition to the right of such holder to receive a certificate representing shares of ATX Common Stock that the Exchange Agent shall have received, along with the letter of transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify ATX, signed exactly as the name or names of the registered holder or holders appeared on the books of CoreComm immediately prior to the Effective Time, together with a customary bond and such other documents as ATX or the Exchange Agent may reasonably require in connection therewith.

                (c) No dividends or other distributions declared or made after the Effective Time with respect to ATX Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of ATX Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of ATX Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of ATX Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of ATX Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of ATX Common Stock.

                (d) All shares of ATX Common Stock issued upon the surrender for exchange of shares of CoreComm Common Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 1.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CoreComm Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by CoreComm on such shares of CoreComm Common Stock in accordance with the terms of this Agreement on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CoreComm Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.4.

                (e) No certificate or scrip representing fractional shares of ATX Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to exercise any rights of a stockholder of ATX. Notwithstanding any other provision of this Agreement, each holder of shares of CoreComm Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of ATX Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of ATX Common Stock multiplied by the last reported sale price of ATX Common Stock, as reported on The Nasdaq National Market, on the first trading day after the Effective Time.

                (f) Any portion of the Exchange Fund which remains undistributed to the stockholders of CoreComm for one year after the Effective Time shall be delivered to ATX, and any former stockholders of CoreComm who have not previously complied with this Section 1.4 shall thereafter look only to ATX for payment of their claim for ATX Common Stock, any cash in lieu of fractional shares of ATX Common Stock, and any dividends or distributions with respect to CoreComm Common Stock or ATX Common Stock.

                (g) Neither CoreComm nor ATX shall be liable to any former holder of shares of CoreComm Common Stock or current holder of ATX Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official as required by any applicable abandoned property, escheat or similar law.

        1.5 Directors and Officers of Surviving Corporation. The initial directors of the Surviving Corporation shall be the directors of CoreComm immediately prior to the Merger, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the initial officers of the Surviving Corporation shall be the officers of CoreComm immediately prior to the Merger, in each case until their respective successors are duly elected or appointed.

        1.6 Directors and Officers of ATX. At Closing, the directors of ATX shall be the directors of CoreComm immediately prior to the Merger, each to hold office in accordance with the Certificate of Incorporation and Bylaws of ATX, and the initial officers of ATX shall be the officers of CoreComm immediately prior to the Merger, in each case until their respective successors are duly elected or appointed.

                                   II. CLOSING

        2.1     Closing.

                (a) The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania 19102, at 10:00 A.M., on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7 shall be fulfilled or waived in accordance herewith or at such other time, date or place as the parties hereto may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

                (b) At the Closing, ATX and ATX Merger Sub shall deliver all previously undelivered documents, instruments and writings required to be delivered by ATX and ATX Merger Sub at or prior to the Closing pursuant to this Agreement or otherwise required in connection therewith.

                (c) At the Closing, CoreComm shall deliver all previously undelivered documents, instruments and writings required to be delivered by CoreComm at or prior to the Closing pursuant to this Agreement or otherwise required in connection therewith.

                     III. REPRESENTATIONS AND WARRANTIES OF
                             ATX AND ATX MERGER SUB

        The predecessors of ATX were two limited partnerships formed under the laws of the Commonwealth of Pennsylvania, ATX Telecommunications Services Ltd. and Global Telecom Services (the "ATX Partnerships") who, together with A. T. Telecommunications, Inc. and Global Telecommunications, Inc., their respective general partners, merged with and into ATX on February 9, 2000 (the "ATX Merger"). With the exceptions of Sections 3.1, 3.2 and 3.3 hereof, which shall refer solely to ATX, unless otherwise specifically provided for therein, the representations and warranties of ATX in this Article 3 shall refer to the ATX Partnerships and to ATX, as applicable. Except as set forth in the ATX Disclosure Schedule delivered by ATX to CoreComm prior to the execution of this Agreement (the "ATX Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), ATX (and ATX Merger Sub to the extent set forth herein) represents and warrants to CoreComm as follows:

        3.1     Organization, Etc.

                (a) ATX is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. ATX has the power and authority to conduct its business as it is currently being conducted and as heretofore been conducted by the ATX Partnerships and to own, operate and lease the property and assets that it now owns and leases. ATX is duly qualified or licensed and in good standing to do business (and has paid all relevant franchise and similar taxes) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect and each such jurisdiction is listed on Section 3.1(a)(i) of the ATX Disclosure Schedule. ATX is duly licensed or permitted as a "public utility" or similar regulated entity by state Governmental Authority in all states where such licensing or permitting is necessary and each such state and license or permit is set forth in Section 3.1(a)(ii) of the ATX Disclosure Schedule. The copies of the Certificate of Incorporation (the "ATX Certificate of Incorporation") and Bylaws (the "ATX Bylaws") of ATX and the Partnership Agreements of the ATX Partnerships (the "ATX Partnership Agreements"), as previously delivered to CoreComm by ATX, are complete and correct copies of such instruments as currently in full force and effect. The minute books, or comparable records, of ATX and the ATX

Partnerships heretofore have been made available to CoreComm for its inspection and contains true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof), and the stockholders of ATX and the partners of the ATX Partnerships since the time of the ATX's organization and the organization of the ATX Partnerships, as the case may be, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books, or comparable records, of ATX and the ATX Partnerships heretofore have been made available to the CoreComm for its inspection and are true and complete. ATX does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture or other business association or entity.

                (b) At the Closing, ATX Merger Sub shall be a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. ATX Merger Sub shall have the power and authority to conduct its business as it is currently being conducted and to own, operate and lease the property and assets that it then owns and leases. ATX Merger Sub shall be duly qualified or licensed and in good standing to do business (and shall have paid all relevant franchise and similar taxes) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. The copies of the Certificate of Incorporation (the "ATX Merger Sub Certificate of Incorporation") and Bylaws (the "ATX Merger Sub Bylaws") of ATX Merger Sub, as shall be delivered to CoreComm by ATX Merger Sub, will be complete and correct copies of such instruments as in full force and effect at the Closing. The minute books, or comparable records, of ATX Merger Sub shall have been made available to CoreComm for its inspection and shall contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof), and the stockholders of ATX Merger Sub from the time of the ATX's Merger Sub's organization to Closing, and will accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books, or comparable records, of ATX Merger Sub shall have been made available to CoreComm for its inspection and will be true and complete. At the Closing, ATX Merger Sub will not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture or other business association or entity.

        3.2     Authorization.

                (a) ATX has all power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance of ATX's obligations and consummation of the transactions contemplated hereby have been duly authorized by ATX and no corporate proceedings on the part of ATX are necessary to authorize this Agreement or to consummate such transactions. The stockholders of ATX have approved the entering into by ATX of the Agreement and the performance of the transactions contemplated hereby and no additional stockholder proceedings are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by ATX and constitutes a valid and binding obligation of ATX, enforceable against ATX in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (b) At the Closing, ATX Merger Sub shall have all power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. Such execution and delivery of this Agreement and the performance of ATX Merger Sub's obligations and consummation of the transactions contemplated hereby shall have been duly authorized by ATX Merger Sub and no corporate proceedings on the part of ATX Merger Sub shall be necessary to authorize this Agreement or to consummate such transactions. At the time of ATX Merger Sub's execution and delivery of this Agreement and at the Closing, the stockholders of ATX Merger Sub shall have approved the entering into by ATX Merger Sub of the Agreement and the performance of the transactions contemplated hereby and no additional stockholder proceedings shall be necessary to authorize this Agreement or to consummate such transactions. At the time of ATX Merger Sub's execution and delivery of this Agreement this Agreement shall have been duly executed and delivered by ATX Merger Sub and shall constitute a valid and binding obligation of ATX Merger Sub, enforceable against ATX Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.3     Capitalization.

                (a) The authorized capital stock of ATX consists of 10,000 shares of ATX Common Stock. As of the date hereof, (i) 1,000 shares of ATX Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of ATX Common Stock were held in the treasury of ATX. All of the outstanding shares of ATX Common Stock are owned by the persons listed on Section 3.3 of the ATX Disclosure Schedule, in the respective amounts set forth on Section 3.3 of the ATX Disclosure Schedule, free and clear of any Liens. There are no obligations, contingent or otherwise, of ATX to repurchase, redeem or otherwise acquire any shares of ATX Common Stock.

                (b) (i) Except for the ATX Common Stock, there are no equity securities of any class of ATX, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) except as set forth on Section 3.3 of the ATX Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which ATX is a party or by which it is bound obligating ATX or any successor to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of equity securities of ATX or any successor or obligating ATX or any successor to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) except as may be contemplated by this Agreement there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of equity securities of ATX.

                (c) At the Closing, the authorized capital stock of ATX Merger Sub shall consist of 1,000 shares of ATX Merger Sub Common Stock. As of the Closing Date, (i) 100 shares of ATX

Merger Sub Common Stock shall be issued and outstanding, all of which shall be validly issued, fully paid and nonassessable and (ii) no shares of ATX Merger Sub Common Stock shall be held in the treasury of ATX Merger Sub. At the Closing, all of the outstanding shares of ATX Merger Sub Common Stock shall be owned by ATX free and clear of any Liens. At the Closing, there are no obligations, contingent or otherwise, of ATX Merger Sub to repurchase, redeem or otherwise acquire any shares of ATX Merger Sub Common Stock .

                (d) (i) At the Closing, except for the ATX Merger Sub Common Stock, there shall be no equity securities of any class of ATX Merger Sub, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there shall be no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which ATX Merger Sub is a party or by which it is bound obligating ATX Merger Sub or any successor to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of equity securities of ATX Merger Sub or any successor or obligating ATX Merger Sub or any successor to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) except as may be contemplated by this Agreement there shall be no voting trusts, proxies or other voting agreements or understandings with respect to the shares of equity securities of ATX Merger Sub.

        3.4 No Violation. Neither the execution or delivery of this Agreement or any agreement contemplated hereby by ATX, nor the performance by ATX of the transactions contemplated hereby (including, without limitation, the ATX Merger) violates, conflicts with results in a breach of or constitutes a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under, gives others any right of termination, amendment, acceleration, cancellation or revocation of or results in the termination, amendment, cancellation or revocation of, or accelerates the performance required by, or causes the acceleration of the maturity of any liability or obligation pursuant to, or results in the creation or imposition of any security interest, lien, charge or other encumbrance ("Liens") upon any of the property or assets of ATX under (a) the ATX Certificate of Incorporation, the ATX Bylaws or the ATX Partnership Agreement or (b) except as individually or in the aggregate would not have a Material Adverse Effect any judgment, order, writ, injunction, decree, law, statute, ordinance, rule, regulation, ("Law") or any note, bond, mortgage, indenture, deed of trust, license, lease, contract, Permit, franchise, commitment, understanding, arrangement, agreement or restriction of any kind or character ("Contract") to which ATX is a party or by which ATX or its assets or properties is or may be bound or affected. The ATX Disclosure Schedule sets forth a correct and complete list in all material respects of Contracts to which ATX is a party or by which it or its assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, including, without limitation, the ATX Merger. Other than as set forth in Section 3.4 of the ATX Disclosure Schedule, no consent, approval, order or authorization of, or registration or filing with, any Governmental Authority is required to be obtained by or on behalf of ATX in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the ATX Merger).

        3.5     Financial Statements.

                (a) ATX has delivered to CoreComm audited balance sheets of the ATX Partnerships at December 31, 1996, December 31, 1997 and December 31, 1998, together with audited statements of income and cash flows for each of the years then ended, in each case, together with the reports thereon of BDO Seidman, LLP, independent certified public accountants (the "ATX Financial Statements"). All such financial statements (including the notes thereto) were prepared on a cash basis, which is a basis of accounting other than generally accepted accounting principles, and fairly present, in all material respects, the financial condition and results of operations and cash flows of the ATX Partnerships as of the respective dates or for the periods referred to therein. In addition, ATX has delivered to CoreComm an unaudited balance sheet (the "ATX Balance Sheet") as of December 31, 1999, prepared in accordance with GAAP together with unaudited statements of income and cash flows for the twelve months then ended, each in draft form and prepared in accordance with GAAP (the "Unaudited 1999 Financials").

                (b)     (i)     The net income of the ATX Partnerships, before
provision for income taxes, partner salaries and bonuses, interest expense, depreciation expense, amortization and non-recurring expenses (including expenses relating to the Phantom Unit Plan), as derived from the GAAP Audited Financial Statements (as defined in Section 5.10) (prepared in accordance with United States generally accepted accounting principles) for each of the fiscal years 1997, 1998 and 1999 are not less than $16,300,000, $14,800,000 and
$10,000,000, respectively. No expense has been recorded by reason of awards under the Phantom Unit Plan.

                        (ii) The net revenues of the ATX Partnerships as derived from the GAAP Audited Financial Statements (as defined in Section 5.11) (prepared in accordance with United States generally accepted accounting principles) for each of the fiscal years 1997, 1998 and 1999 are not less than $90,300,000, $110,800,000 and $131,600,000, respectively.

                (c) The Unaudited 1999 Financials do, and the GAAP Audited Financials to be delivered by ATX pursuant to Section 5.10(b) will, (x) reflect a non cash compensation charge for the issuance of the units under the 1998 Phantom Unit Plan, and (y) fully reserve in current liabilities for the following contingent ATX liabilities:

                        (i) liabilities in respect of claims by the Pennsylvania Department of Revenue asserting that ATX failed to remit certain gross receipts taxes for the years 1992, 1993, 1994 and 1996; and

                        (ii) liabilities, which shall not exceed $175,000, in respect of the failure to file sales and use taxes, in any jurisdiction.

        3.6     No Undisclosed or Contingent Liabilities. Except as set forth on
Section 3.6 of the ATX Disclosure Schedule, ATX has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) (whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement or in notes thereto) ("Liabilities") that were not fully and adequately reflected or reserved against on the ATX Balance Sheet or described on any schedule or in the notes to the ATX Financial Statements except for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the ATX Balance Sheet Date, or (ii) arising from this Agreement and transaction expenses incurred in connection with this Agreement and (iii) which individually or in the aggregate would not have a Material Adverse Effect.

        3.7 Absence of Certain Changes. Since the ATX Balance Sheet Date, ATX has conducted its business in the ordinary course and consistent with past practice, and has not, except in the ordinary course and consistent with past practice or as set forth on Section 3.7 of the ATX Disclosure Schedule:

                (a) suffered any change in its operations, financial condition, assets, liabilities or earnings or working capital which, individually or in the aggregate, have had a Material Adverse Effect;

                (b) permitted or allowed any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than those which individually or in the aggregate would not have a Material Adverse Effect;

                (c) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, other than those which, individually or in the aggregate, would not have a Material Adverse Effect;

                (d) canceled any debt, or waived any claim or right with a value greater than $20,000;

                (e) disposed of or permitted to lapse any rights to the use of any material patent, trademark, trade name, service mark or copyright, or disposed of or disclosed to any Person other than an officer, director or employee of ATX any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                (f) granted any material general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any material increase in the compensation payable or to become payable to any management employee, and no such increase is customary on a periodic basis or required by agreement or understanding (except for ordinary course increases consistent with past practice and current industry practice);

                (g) made any material capital expenditure or material commitment for additions to its property, equipment or intangible capital assets, other than those required to execute its current business plan;

                (h) made any change in any method of accounting or accounting practice (other than as is contemplated by this Agreement) or failed to maintain its books, accounts and records in the ordinary course of business and consistent with past practice;

                (i) failed to maintain in full force and effect all material existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

                (j) entered into any material transaction or made or entered into any material contract or commitment, or terminated or amended any material contract or commitment;

                (k) taken any action that, individually or in the aggregate, could have a Material Adverse Effect on ATX or materially adversely affect its current relationships with its employees, suppliers, distributors, advertisers, subscribers or others having business relationships with it;

                (l) except as contemplated by this Agreement, declared, paid or set aside for payment any distribution in respect of the ATX Common Stock or interests in the ATX Partnerships or redeemed, purchased or otherwise acquired, directly or indirectly, any of the ATX Common Stock or interests in the ATX Partnerships; or

                (m) agreed to take any action with respect to any of the matters described in this Section 3.7.

        3.8 Litigation, Orders. Except as set forth on Section 3.8 of the ATX Disclosure Schedule, there are no claims, actions, suits, proceedings, complaints, demands, litigations or legal, administrative or arbitral proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory authority (collectively, "Legal Actions"), or, to the knowledge of ATX, threatened against or affecting ATX or any of its properties owned or leased, except as would not, individually or in the aggregate, have a Material Adverse Effect or which relate to, or could have a material effect on, the transactions contemplated by this Agreement. There are no Legal Actions questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by ATX pursuant to this Agreement or any other agreement contemplated hereby, at law or in equity, before or by any federal, state, local or foreign governmental authority; nor, to the knowledge of ATX, is there any valid basis for any Legal Action. To the knowledge of ATX, there is no fact, event or circumstances that could give rise to any Legal Actions that, individually or in the aggregate, would have a Material Adverse Effect. ATX is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or will have a Material Adverse Effect or materially adversely affect ATX's ability to acquire any property for the use or benefit of ATX or to conduct its business in any area or which relate to, or could have any effect on, the transactions contemplated by this Agreement.

        3.9     Title to Properties; Encumbrances. Except as set forth on
Section 3.9 of the ATX Disclosure Schedule, ATX has good and marketable title to all of its properties and assets including all of the assets reflected on the ATX Balance Sheet, free and clear of all Liens except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or materially interfere with the present use of the property affected thereby and all material leases, subleases, licenses or other agreements pursuant to which ATX leases real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such lease, any existing default (or event which with notice or lapse of time, or both, would constitute a default).

        3.10    Compliance with Law; Licenses.

                (a) Except as set forth on Section 3.10(a) of the ATX Disclosure Schedule, the business of ATX (including, without limitation, the ATX Partnerships prior to the ATX Merger) has not been and is not being conducted in violation of any laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs and injunctions of all federal, state, local or foreign governmental authorities including subdivisions thereof (collectively, "Laws"), including all Laws relating to the safe conduct of ATX's business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, telecommunications, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities and trademark and copyright, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on
Section 3.10(a) of the ATX Disclosure Schedule, ATX holds all licenses, permits, variances, exemptions, authorizations, operating certificates, orders and approvals of all Governmental Entities (collectively, "Licenses") that are required for it to own, lease and operate its properties and conduct its business as currently conducted, except where the failure to hold Licenses would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Section 3.10(a) of the ATX Disclosure Schedule, there has occurred no default under or violation of any such License, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                (b) Since December 31, 1998, ATX has filed with the applicable PUCs (as defined below) or the FCC, as the case may be, all forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules, and regulations, other than such failures to file and non-compliance that would, individually or in the aggregate, have a Material Adverse Effect on it or prevent or impair its ability to consummate the transactions contemplated by this Agreement.

                (c) ATX has all permits, licenses, franchises, consents, registrations, certificates, variances, exemptions, orders and other governmental or regulatory authorizations, consents and approvals, necessary to conduct its business as presently conducted and for the ownership, lease or operation of property that it now owns or leases, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on it or prevent, delay or impair its ability to consummate the transactions contemplated by this Agreement (collectively, "Permits"). All such Permits are listed on Section 3.10(c) of the ATX Disclosure Schedule and are in full force and effect; no material violations are or have been recorded in respect of any Permit and no proceeding is pending or threatened to revoke or limit any Permit. No action by ATX or CoreComm or any other person is required in order that all Permits will remain in full force or effect following the consummations of the transactions contemplated by this Agreement. All Permits are valid and in full force and effect, and ATX has duly performed and is in compliance in all material respects with all of its obligations under such Permits.

                (d) Except as set forth on Section 3.10(d) of the ATX Disclosure Schedule, ATX has validly and properly obtained the necessary Permits from the appropriate governmental authority in each such jurisdiction, including, without limitation, state public service and public utilities commissions ("State PUCs") (the "State Permits") and municipal authorities (the "Municipal Permits") and holds all Permits issued by the FCC (the "FCC Permits") that are required for the conduct of its business as it has been and is presently conducted, and for the holding of its assets. All of the FCC Permits, the State Permits and the Municipal Permits (collectively the "Communications Permits") are set forth in Section 3.10(d) of the ATX Disclosure Schedule.

                (e) Each of the Communications Permits was duly issued and is valid and in full force and effect and each of the Communications Permits has not been modified, canceled, revoked, or conditioned in any adverse manner. Each of the Communications Permits has not been sold, conveyed, pledged, assigned or transferred to any other party, and no other party has any present or future right to acquire use of them.

                (f) Except as set forth on Section 3.10(d)(i) of the ATX Disclosure Schedule, ATX has complied with and is in compliance with all regulations and laws applicable to its operations under the Communications Permits, except where any such failure would not individually or in the aggregate have a Material Adverse Effect. ATX is in compliance with, and its businesses have operated in compliance with, the Communications Act of 1934, as amended, FCC regulations, or any applicable state laws or regulations, and has filed all tariffs, registrations and reports and paid all required fees, including any renewal applications, required by the Communications Act of 1934, as amended, or any applicable state regulations and has complied with the terms of each such tariff or regulation, except where any such failure would not individually or in the aggregate have a Material Adverse Effect. There is no action, suit, investigation or other proceeding pending or, to ATX's knowledge, threatened against ATX which might materially adversely affect the Communications Permits, or the assignment of the Communications Permits to CoreComm. No event has occurred with respect to the Communications Permits which, after notice or lapse of time, or both, would permit revocation or termination thereof, or would result in any impairment of the rights of the holder of the Communications Permits or the imposition of a forfeiture against ATX or any subsequent holder of the Communications Permits with respect to the operation of the facilities authorized thereby.

                (g) ATX has delivered to CoreComm correct and complete copies of (a) ATX's Communications Permits and the applications related thereto together with any pending applications filed by ATX for new or modified facilities related to the purchased business, and (b) all other Permits and any tariffs filed by ATX relating to the purchased business, and any applications for additional or modified Permits to the purchased business.

        3.11    Taxes.

                (a) ATX has timely filed or will file (including any applicable extension periods) all material tax reports, returns and forms required to be filed by it on or before the Closing Date in the manner provided by applicable federal, state, local or foreign tax laws. Copies of all material tax returns for ATX in respect of all years not barred by the statute of limitations have been delivered by ATX to CoreComm and all such returns are listed on Section 3.11 of the ATX Disclosure Schedule.

                (b) With respect to each of ATX's tax returns that has been examined or audited by the Internal Revenue Service or a state, local or foreign taxing authority (collectively, an "Authority"), which returns are identified on the ATX Disclosure Schedule, all deficiencies asserted as a result of such examinations or audits have been fully paid, adequately provided for or are being contested in good faith, except where the failure to be fully paid, adequately provided for or contested would not have a Material Adverse Effect individually or in the aggregate. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

                (c) Except as set forth on Section 3.11 of the ATX Disclosure Schedule, ATX has timely paid or will pay all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax (collectively, "Taxes") due or claimed to be due on or before the Closing Date to the Internal Revenue Service, to any Authority or to any Person from ATX by the Internal Revenue Service or any Authority, other than any failures to make such payments which have not had, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Section 3.11 of the ATX Disclosure Schedule, no tax liens have been filed on any property or assets of ATX and no claims are being asserted with respect to any Taxes which, individually or in the aggregate, would have a Material Adverse Effect.

        3.12 Consents and Approvals. Except for consents and approvals that will be obtained prior to Closing (which such consents and approvals are listed on Section 3.12 of the ATX Disclosure Schedule and which have heretofore been provided to CoreComm for review) and consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or impede or delay the consummation of the transactions contemplated hereby, ATX is not required to obtain, transfer or cause to be transferred any consent, approval or License of, or make any declaration, filing or registration with, any third party or any governmental or regulatory authority in connection with (a) the execution and delivery by ATX of this Agreement or any agreement contemplated hereby, or (b) the consummation by ATX of the transactions contemplated hereby or thereby except for those required under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") (ii) the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act") (iii) the rules and regulations of local, state or foreign public utility commissions or similar local, state or foreign regulatory bodies (each, a "PUC") and local, state and foreign Government Entities identified on Section 3.12 of the ATX Disclosure Schedule pursuant to applicable local state or foreign laws regulating the telephone or other telecommunications business ("Utilities Laws") and (iv) the antitrust or other competition laws of any jurisdiction.

        3.13    Contracts and Commitments.

                (a) Section 3.13(a) of the ATX Disclosure Schedule sets forth complete and accurate lists of the following:

                        (i) all real property and the location thereof and the description of any structures located thereon that are leased by ATX, together with the annual rental and unexpired lease term and identity of the owner of any real property leased;

                        (ii) all employment, consulting or agency agreements requiring payments in excess of $100,000 per annum to which ATX is a party or is otherwise bound;

                        (iii) each instrument or agreement defining the terms on which any debt of, or guarantees by, ATX in excess of $250,000 has been or may be issued;

                        (iv) all outstanding loans or advances (excluding advances for ordinary and necessary business expenses) by ATX to any of its officers, directors or stockholders or any member of the immediate families of such officers, directors or stockholders; and

                        (v) all contracts, commitments or agreements to which ATX is a party or is otherwise bound and which involve future payments, performance of services or delivery of goods to or by ATX for annual payments (for any one or a series of related contracts) of at least $100,000.

                (b) ATX and, to ATX's knowledge, all other parties to the contracts, commitments, instruments and agreements listed in Section 3.13(a) of the ATX Disclosure Schedule have complied with the provisions thereof in all material respects, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, other than those which, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on
Section 3.13(b) of the ATX Disclosure Schedule, no contract, commitment, instrument or agreement listed in Section 3.13(a) of the ATX Disclosure Schedule requires the consent of any party thereto in order to consummate the transactions contemplated hereby (including, without limitation, the ATX Merger) except for such consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or to prevent or impede or delay the consummation of the transactions contemplated hereby.

                (c)     (i)     Except as may be disclosed on Section 3.13(c)(i)
of the ATX Disclosure Schedule, ATX is not a party to or bound by any contracts or commitments that require payments in excess of $100,000 per annum by any party thereto and are not cancelable by ATX on notice of not longer than 30 days;

                        (ii) subject to obtaining any requisite consents of third parties, the enforceability of the contracts and commitments referred to in Section 3.13(a) will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the other agreements referred to herein, other than those which, individually or in the aggregate, would not have a Material Adverse Effect;

                        (iii) Except as set forth on Section 3.13(c)(iii) of the ATX Disclosure Schedule, ATX is not a party to or bound by any contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that require payments, or would be reasonably expected to result in payments, in excess of $100,000 per annum and are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings; and

                        (iv) Except as set forth on Section 3.13(c)(iv) of the ATX Disclosure Schedule, ATX is not a party to or bound by any employment agreement or any other agreement that contains any severance or termination pay, liabilities or obligations.

                (d) Section 1.2 of the ATX Disclosure Schedule is derived from, and sets forth all capital expenditures which will be required by ATX in order to carry out, the business plan of ATX referred to in Section 5.3 hereof within the time periods contemplated by such business plan.

        3.14 Insurance. ATX maintains policies of fire, medical, life, liability, workers' compensation and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in ATX's judgment, reasonable for the business and assets of ATX. All such insurance policies are listed on Section 3.14 of the ATX Disclosure Schedule.

        3.15 Certain Interests. Neither ATX nor any officer, director or stockholder thereof, nor any of their respective Affiliates, spouses or immediate family, has (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with ATX, (b) any direct or indirect interest in any property or assets used by, or relating to, ATX or its business, except through the ownership of shares of ATX Common Stock or ATX Merger Sub Common Stock or (c) has a claim whatsoever against, or owes any amount to, ATX, except for claims in the ordinary course of business, such as accrued vacation pay, accrued benefits under Benefit Plans or similar matters in any agreements in effect on the date hereof. Section 3.15 of the ATX Disclosure Schedule sets forth a complete list of all agreements and arrangements between ATX and each of its officers, directors, stockholders and their respective spouses or immediate family and true and correct copies of all such agreements and arrangements have been delivered to CoreComm.

        3.16 Intellectual Property. Section 3.16 of the ATX Disclosure Schedule sets forth a list of all patents, internet domain name registrations, trademarks, servicemarks, trade names and copyrights (collectively, the "Scheduled Intellectual Property") that ATX either owns or has a license to use. ATX owns or is licensed to use all of its trade secrets, know-how, software and other proprietary rights and all Scheduled Intellectual Property (collectively, the "Intellectual Property"), free and clear of any Liens except for Liens which would not have, individually or in the aggregate, a Material Adverse Effect. None of ATX's Intellectual Property is subject to any pending or, to the knowledge of ATX, threatened, challenge or reversion except for challenges or reversions which would not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of ATX, the conduct of the business of ATX as now being conducted, and the use of ATX's Intellectual Property in the conduct of such business, do not infringe or otherwise conflict with any trademarks, patents, registrations, or other intellectual property or proprietary rights of others, nor, has any claim been made that the conduct of such business as now being conducted infringes or otherwise is covered by the intellectual property of a third party other than claims which would not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of ATX, none of its Intellectual Property is currently being infringed by a third party.

        3.17    Employee Benefit Plans.

                (a) ATX has made available to CoreComm true and complete copies of all employment, retention, severance, deferred compensation, change of control or other agreements or contracts with any employee of ATX and Section
3.17 of the ATX Disclosure Schedule contains a list of all of the foregoing.

                (b) ATX does not contribute to, maintain, have an actual or contingent liability with respect to, or sponsor any plan subject to Title IV of ERISA.

                (c) ATX has made available to CoreComm with respect to each Benefit Plan, a true and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by ATX to its employees concerning the extent of the benefits provided under a Benefit Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules; (B) audited financial statements, (C) actuarial valuation reports and
(D) attorney's response to an auditor's request for information.

                (d) (i) With respect to each Benefit Plan, such plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations and no transaction prohibited by any applicable statute or regulation, including Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan that would individually or in the aggregate be reasonably likely to result in material liability to ATX; (ii) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject ATX or any of its subsidiaries either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; and (v) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Benefit Plans and, no facts exist which could give rise to any such actions, suits, or claims that would be reasonably likely to result in material liability to the Company with respect to the Benefit Plans.

                (e) No Benefit Plan or other agreement or arrangement exists that, as a result of the transactions contemplated by this Agreement, could result in the payment to any present or former employee of ATX of any money or other property or accelerate the time of, or increase the amount of payment to which such person may otherwise be entitled or to provide any other rights or benefits to any present or former employee of ATX or any other person, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code. Except as set forth in the ATX Disclosure Schedule, no employee or former employee of ATX will become entitled to any bonus, retirement, severance, job security or similar benefit or enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

                (f) ATX does not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of ATX nor maintains any deferred compensation plan.

                (g) No Benefit Plan or other agreement or arrangement exists that, as a result of the transactions contemplated by this Agreement (including the ATX Merger), could result in the payment by ATX to any present or former employee of University City Housing ("UCH") of any money or other property or accelerate the time of, or increase the amount of payment by ATX to which such person may otherwise be entitled, or could result in the requirement that ATX provide any other rights or benefits to any present or former employee of UCH or any other person (as a result of such person's status as an employee of UCH), including but not limited to, any severance payment, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code. No employee or former employee of UCH (as a result of such person's status as an employee of UCH) is or will become entitled to any bonus, retirement, severance, job security or similar benefit or enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) from ATX as a result of the transactions contemplated hereby.

        3.18 Labor Matters. None of the individuals employed by ATX or any of its subsidiaries or affiliates is represented by a union. ATX has made no collective bargaining agreements with respect to any current or former employees of ATX or any of its subsidiaries or affiliates. No labor strike, picketing, work stoppage, work slowdown, soliciting, petition for a representation election or civil action, or other labor dispute has, within the last five years, occurred or, to ATX's knowledge, has been threatened with respect to ATX.

        3.19 Environmental Protection. ATX has obtained all Licenses under federal, state and local laws, rules and regulations relating to pollution or protection of the environment (collectively, the "Environmental Laws") required for the operation of its business except for Licenses the lack of which would not have a Material Adverse Effect individually or in the aggregate. ATX is in compliance in all material respects with all terms and conditions of such Licenses and all Environmental Laws and has not received any notice alleging non-compliance. There is no civil, criminal or administrative action, suit, demand, claim, investigation, proceeding, notice or demand letter pending or, to the knowledge of ATX, threatened against ATX relating in any way to any Environmental Laws. There are no past or present events or conditions relating to ATX that may interfere with or prevent compliance in any material respect with any Environmental Laws or that may give rise to any material common law or other legal liability thereunder.

        3.20 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fees or any similar commission or fee in connection with the transaction contemplated by this Agreement, based upon arrangements made by or on behalf of ATX, except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by ATX.

        3.21 Accounting and Tax Matters. Neither ATX nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger and the Recapitalization from constituting transactions qualifying as exchanges under Section 351 of the Code and a merger under Section 368(a) of the Code.

        3.22 Registration Statement; Proxy Statement/Prospectus. The information supplied or to be supplied by ATX or its Affiliates for inclusion in or incorporation by reference in the registration statement on Form S-4 pursuant to which shares of ATX Common Stock issuable in the Merger and the Recapitalization will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by ATX for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of CoreComm in connection with its meeting of stockholders to consider this Agreement and the Merger (collectively, the "Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to stockholders of CoreComm at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to ATX or any of its Affiliates, officers or directors should be discovered by ATX which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, ATX shall promptly inform CoreComm.

        3.23 Non-Competition Agreements. Neither ATX nor any officer, director, or key employee of ATX, is a party to any agreement, other than with ATX or its predecessors, that purports to restrict or prohibit it, directly or indirectly, from engaging in any business involving telecommunications or any other material business currently engaged in by ATX, or to the knowledge of ATX, by CoreComm or any corporations affiliated with CoreComm.

        3.24 Customers. No single customer of ATX generates greater than 2% of the total sales of ATX. As of March 7, 2000, there were approximately 20,000 customers of ATX.

        3.25 Legal Opinion. As of the date of execution of this Agreement, ATX has received reasonable assurances from Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to ATX, regarding its ability to deliver the opinion required by Section 7.12 of the Agreement.

        3.26 Full Disclosure. No representation or warranty of ATX contained in this Agreement or which will be contained in the Escrow Agreement, and no document furnished by or on behalf of ATX to CoreComm pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact, event, circumstance or condition that ATX has not disclosed to CoreComm in writing that has or would have, insofar as ATX can now foresee, a Material Adverse Effect on ATX or the ability of ATX to perform this Agreement or the Escrow Agreement.

        3.27 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS ARTICLE 3, (I) ATX MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO ATX, OR THE ASSETS OR BUSINESS OF ATX, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER AND (II) ATX MAKES NO, AND HEREBY DISCLAIMS ANY, OTHER REPRESENTATIONS OR WARRANTIES REGARDING THE ASSETS OR THE BUSINESS OF ATX.

                 IV. REPRESENTATIONS AND WARRANTIES OF CORECOMM

        Except as set forth in the CoreComm Disclosure Schedule delivered by CoreComm to ATX prior to the execution of this Agreement (the "CoreComm Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) or in the CoreComm SEC Reports, CoreComm represents and warrants to ATX as follows:

        4.1 Organization, Etc. CoreComm is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. CoreComm has the power and authority to conduct its business as it is currently being conducted and to own, operate and lease the property and assets that it now owns and leases. CoreComm is duly qualified or licensed and in good standing to do business and has paid all relevant franchise and similar taxes in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The copies of the Memorandum of Association (the "CoreComm Memorandum of Association") and Bylaws (the "CoreComm Bylaws") of CoreComm, as previously delivered to ATX by CoreComm, are complete and correct copies of such instruments as currently in effect.

        4.2 Authorization. CoreComm has all power and authority necessary to execute and deliver this Agreement, to perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, the performance of CoreComm's obligations hereunder and the consummation of the transactions contemplated hereby has been duly authorized by CoreComm and no corporate proceedings on the part of CoreComm are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by CoreComm and constitutes a valid and binding obligation of CoreComm, enforceable against CoreComm in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.3     Capitalization.

                (a) The authorized capital stock of CoreComm consists of 75,000,000 shares of common stock par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 6, 2000, (i) 39,213,036 shares of CoreComm Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and no shares of preferred stock were issued and outstanding, and (ii) no shares of CoreComm Common Stock are held in the treasury of CoreComm. Section 4.3 of the CoreComm Disclosure Schedule shows, as of March 6, 2000, the number of shares of CoreComm Common Stock reserved for future issuance pursuant to (i) stock options granted and outstanding as of the date hereof, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the "CoreComm Stock Plans"), (ii) the conversion of CoreComm's issued and outstanding 6% convertible subordinated notes due 2006; and (iii) the exercise of outstanding warrants. As of the date hereof, no other shares of CoreComm Common Stock are issued and outstanding. All shares of CoreComm Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of CoreComm to repurchase, redeem or otherwise acquire any shares of CoreComm Common Stock.

                (b) Except as reserved for future grants of options under the CoreComm Stock Plans and as set forth on Section 4.3 of the CoreComm Disclosure Schedule, (i) there are no equity securities of any class of CoreComm, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which CoreComm is a party or by which it is bound obligating CoreComm to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of equity securities of CoreComm or obligating to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of equity securities of CoreComm.

        4.4 No Violation. Except as set forth on Section 4.4 of the CoreComm Disclosure Schedule, neither the execution or delivery of this Agreement or any agreement contemplated hereby by CoreComm, nor the performance by CoreComm of the transactions contemplated hereby or thereby violates, conflicts with, results in a breach of or constitutes a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under, gives others any right of termination, acceleration, amendment, cancellation or revocation of or results in the termination, amendment, cancellation or revocation of, or accelerates the performance required by, or causes the acceleration of the maturity of any liability or obligation pursuant to, or results in the creation or imposition of any Lien upon any of the property or assets of CoreComm under (a) the CoreComm Memorandum of Association or the CoreComm Bylaws or (b) except as individually or in the aggregate would not have a Material Adverse Effect on any Law or any Contract to which

CoreComm is a party or by which CoreComm or its assets or properties is or may be bound or affected.

        4.5     SEC Filings; Financial Statements.

                (a) CoreComm has timely filed all forms, reports and documents filed or required to be filed by CoreComm with the SEC since January 1, 1999 (collectively, the "CoreComm SEC Reports") and has made the CoreComm SEC Reports available to ATX. The CoreComm SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CoreComm SEC Reports or necessary in order to make the statements in such CoreComm SEC Reports, in the light of the circumstances under which they were made, not misleading. CoreComm does not know of any fact, event or circumstance that has occurred since the date of the last CoreComm SEC Report, or that now exists, that (i) would have been required to be disclosed in a CoreComm SEC Report if it had occurred prior to the date thereof, or (ii) that has had or would have a Material Adverse Effect individually or in the aggregate.

                (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the CoreComm SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of CoreComm as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The CoreComm SEC Reports contain a balance sheet as of September 30, 1999 which shall be referred to as the "CoreComm Balance Sheet". September 30, 1999 shall be referred to as the "CoreComm Balance Sheet Date."

        4.6 Absence of Certain Changes. Except as disclosed in the CoreComm SEC Reports or in the CoreComm Disclosure Schedule, since the CoreComm Balance Sheet Date, there has not been any condition, event or occurrence that would have a Material Adverse Effect to CoreComm, individually or in the aggregate.

        4.7 Consents and Approvals. Except for consents and approvals that will be obtained prior to Closing and except for those consents and approvals with regard to ATX's Communication Permits that are listed in Sections 3.10(d) and 3.12 of the ATX Disclosure Schedule (the "ATX Communications Consents") (which consents and approvals other than the ATX Communications Consents are listed in Section 4.7 of the CoreComm Disclosure Schedule and which have heretofore been provided to ATX for review) and consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or impede or delay the consummation of the transactions contemplated hereby, CoreComm is not required to obtain, transfer or cause to be transferred any consent, approval or License of, or make any declaration, filing or registration with, any third party or any governmental or regulatory authority in connection with (a) the execution and delivery by CoreComm of this Agreement or any agreement contemplated hereby, or (b) the consummation by CoreComm of the transactions contemplated hereby or thereby except for those required under (i) the HSR Act,
(ii) the Communications Act, (iii) the rules and regulations of any PUC and local, state and foreign Government Entities identified in the CoreComm Disclosure Schedule pursuant to applicable Utilities Laws and (iv) the antitrust or other competition laws of any jurisdiction.

        4.8 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fees or any similar commission or fee in connection with the transaction contemplated by this Agreement, based upon arrangements made by or on behalf of CoreComm, except Goldman, Sachs & Co., whose fees and expenses will be paid by CoreComm.

        4.9 Accounting and Tax Matters. Neither CoreComm nor any of its Affiliates has taken or agreed to take any action which would prevent the Mergers and the Recapitalization from constituting transactions qualifying as exchanges under Section 351 of the Code and a merger under Section 368(a) of the Code.

        4.10 Registration Statement; Proxy Statement/Prospectus. The information supplied or to be supplied by CoreComm or its Affiliates for inclusion in or incorporation by reference in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by CoreComm for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of CoreComm, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to CoreComm or any of its Affiliates, officers or directors should be discovered by CoreComm which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, CoreComm shall promptly inform ATX.

        4.11 Fairness Opinion. CoreComm has received an opinion from Goldman, Sachs & Co., dated March 9, 2000, that the transactions contemplated herein are fair, from a financial point of view, based on information available as of the date of the opinion, and such opinion has not been withdrawn.

        4.12 Legal Opinion. As of the date of execution of this Agreement, CoreComm has received reasonable assurances from Paul, Weiss, Rifkind, Wharton and Garrison, counsel to



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

CoreComm and from Kelley, Drye and Warren LLP, regulatory counsel to ATX, regarding each firm's ability to deliver the opinions required by Section 6.19 of the Agreement.

        4.13 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS ARTICLE 4, (I) CORECOMM MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO CORECOMM, OR THE ASSETS OR BUSINESS OF CORECOMM, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER AND (II) CORECOMM MAKES NO, AND HEREBY DISCLAIMS ANY, OTHER REPRESENTATIONS OR WARRANTIES REGARDING THE ASSETS OF OR THE BUSINESS OF CORECOMM.

                       V. OBLIGATIONS OF ATX AND CORECOMM

        5.1 Other Transactions. From and after the date hereof and continuing until the Closing or the earlier termination of this Agreement pursuant to Article 8 hereof, ATX agrees that it will not and will not authorize any officer, director, employee or agent of ATX or any Affiliate of ATX to, or authorize any investment banker, attorney, accountant or other representative retained by ATX to, directly or indirectly, without the written consent of CoreComm, solicit or encourage, furnish any information with respect to ATX to any Person in connection with, or engage in any discussions with any other Person in connection with, any proposal for a merger or other business combination involving ATX or for the acquisition of a substantial equity interest in ATX or a substantial portion of ATX's assets, other than as contemplated by this Agreement.

        5.2 Supplemental Disclosure. Each of ATX and CoreComm shall have the continuing obligation promptly to supplement or amend the ATX Disclosure Schedule or the CoreComm Disclosure Schedule, as the case may be, with respect to any matter arising or discovered after the date hereof that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the ATX Disclosure Schedule or the CoreComm Disclosure Schedule, as the case may be; provided, however, that for purposes of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless agreed to in writing by the parties. Notwithstanding the delivery of new ATX Disclosure Schedules or new CoreComm Disclosure Schedules, no representation or warranty set forth herein shall be deemed modified by the information set forth in such new ATX Disclosure Schedules or new CoreComm Disclosure Schedules unless the other party hereto accepts such new ATX Disclosure Schedules or new CoreComm Disclosure Schedules in writing; provided that completion of Closing by the other party hereto shall be deemed acceptance of new ATX Disclosure Schedules or new CoreComm Disclosure Schedules delivered pursuant to this Section 5.2.

        5.3 Conduct of Business. From the date of this Agreement to the Closing, other than as set forth on Section 5.3 of the ATX Disclosure Schedule, ATX shall conduct its business (and ATX shall conduct the business of ATX Merger
Sub) only in the ordinary course and consistent with past practice and the business plan of ATX, which business plan has previously been delivered by ATX to CoreComm. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or consented to in writing by CoreComm from the date of this Agreement to the Closing, ATX shall:

                (a) use its reasonable best efforts to preserve its business organization and its current relationships with its employees, suppliers, distributors, customers, subscribers and others having business relationships with it and to keep available to it the services of its employees;

                (b) not split, combine, reclassify, issue, deliver, sell, pledge or otherwise encumber or subject to any Lien, any equity interests, or any rights, options or warrants to acquire any shares of capital stock, or declare, set aside or pay any distribution in respect of any equity interest, or redeem, purchase or otherwise acquire any equity interest;

                (c) through July 31, 2000 make capital expenditures set forth in Section 1.2 of the ATX Disclosure Schedule, at the time called for by such Section, and after July 31, 2000, such further capital expenditures as required to execute its current business plan within the time periods contemplated thereby but only to the extent (i) requested by CoreComm and (ii) that CoreComm is willing to provide by loan the funds required therefor;

                (d) not take any action which would have resulted in a breach of Section 3.7 had such action taken place after the ATX Balance Sheet Date, but prior to the date hereof;

                (e) not take any action that would result in any of its representations or warranties set forth in this Agreement becoming untrue or cause any of the conditions to the Closing set forth in Article 6, to not be satisfied, other than those actions that would not materially adversely affect ATX's ability to consummate the transactions contemplated by this Agreement;

                (f) not merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person or acquire the securities of any other Person;

                (g) not sell, lease, license, mortgage, encumber, subject to Lien or otherwise surrender, relinquish, encumber, or dispose of any assets other than the disposition of obsolete or damaged assets in the ordinary course of its business;

                (h) not change any method of accounting or accounting practice used by them, except for any change required by this Agreement or by United States generally accepted accounting principles;

                (i) not establish or increase the benefits under, or promise to establish, modify or increase the benefits under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or employment, consulting or severance agreement, or otherwise increase the compensation payable to any directors, officers or employees of ATX, except in the ordinary course of business and consistent with past practice, or establish, adopt or enter into any collective bargaining agreement;

                (j) amend its articles of organization, by-laws or other comparable organizational documents, except for any change required by this Agreement;

                (k) take any action to expand the states in which any of its businesses currently operate, other than pursuant to public announcements made prior to the date hereof or as may be required under agreements entered into prior to the date hereof;

                (l) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, except for indebtedness incurred on reasonable commercial terms for the purpose of funding capital expenditures contemplated by Section 1.2 of the ATX Disclosure Schedule;

                (m) not take or agree to take any action that would prevent the Merger and Recapitalization from qualifying as exchanges under Section 351 of the Code or as reorganizations under Section 368 of the Code;

                (n) not pay any bonus or other extraordinary compensation to any ATX Stockholder except to the extent otherwise expressly permitted by this Agreement; and

                (o)     not agree or commit to do any of the foregoing.

        Further, ATX hereby covenants that ATX Merger Sub shall conduct no activity following its incorporation other than in connection with the transactions contemplated by this Agreement.

        5.4 Confidentiality. ATX and CoreComm shall hold, and shall cause their respective Affiliates, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, disclosure requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the requirement of any stock exchange or the NASDAQ National Market), all documents and information concerning the other parties furnished to it by any other party or its representatives in connection with the transaction contemplated by this Agreement (except to the extent that such information shall be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transaction contemplated by this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

        5.5     Proxy Statement/Prospectus; Registration Statement.

                (a) As promptly as practicable after the execution of this Agreement, ATX and CoreComm shall jointly prepare and file with the SEC the Proxy Statement and the Registration Statement in which the Proxy Statement will be included. Such Registration Statement shall register the shares to be issued under the Merger and, to the extent legally permissible, the shares of ATX Common Stock to be issued in the Recapitalization, and, if legally permitted, shall also register the resale of the shares of ATX Convertible Preferred Stock (including the shares of ATX Common Stock issuable upon conversion thereof) to be issued pursuant to the Recapitalization. CoreComm and ATX shall use their reasonable best efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Proxy Statement shall include the recommendations of the Board of Directors of CoreComm in favor of this Agreement and the Merger.

                (b) CoreComm and ATX shall use their reasonable best efforts make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder.

        5.6 Stockholders' Meeting. CoreComm will take, in accordance with applicable law and the CoreComm Memorandum of Association and the CoreComm Bylaws, all actions necessary to convene the meeting of holders of CoreComm Common Stock (the "CoreComm Stockholders' Meeting") as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the adoption of this Agreement and the Domestication Merger. Subject to fiduciary and other legal obligations under applicable law and the terms of this Agreement, CoreComm's Board of Directors shall recommend that the stockholders of CoreComm adopt this Agreement and thereby approve the transactions contemplated hereby and shall take all lawful action to solicit such adoption.

        5.7     Cooperation; Regulatory Filings.

                (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transaction contemplated by this Agreement as soon as practicable after the date hereof (including furnishing all information required by the FCC, any State regulatory agency or commission or any municipal authority). In furtherance and not in limitation of the foregoing, each of CoreComm and ATX shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; and
(ii) make an appropriate filing with the Federal Communications Commission (the "FCC") requesting the FCC's written consent to the transaction contemplated hereby (the "FCC Consent Application").

                (b) Each party hereto shall, in connection with the efforts referenced in this Section 5.7 to obtain all requisite approvals and authorizations for the transaction contemplated by this Agreement under the HSR Act, the Communications Act or any other Regulatory Law (as defined below), (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other parties of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice

(the "DOJ"), the Federal Trade Commission (the "FTC"), the FCC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the transaction contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Communications Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

                (c) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.7, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the transaction contemplated by this Agreement as violative of any Regulatory Law, each of the parties hereto shall cooperate in all respects with each other and contest and resist any such action or proceeding and use its respective reasonable best efforts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transaction contemplated by this Agreement.

                (d) If any objections are asserted with respect to the transaction contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity (including any foreign governmental entity) or any private party challenging the transaction contemplated hereby as violative of any Regulatory Law, each of the parties hereto shall use its reasonable best efforts to resolve (through litigation, settlement or otherwise as CoreComm and ATX shall reasonably determine) any such objections or challenge as such Governmental Entity or private party may have to such transaction under such Regulatory Law so as to permit consummation of the transaction contemplated by this Agreement.

                (e) Each party hereto shall consult with, and utilize reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (including using its best efforts to provide all appropriate and necessary assistance to the other parties hereto) with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable in order to consummate the transaction contemplated by this Agreement and each party will keep the other party apprized of the status of matters relating to completion of the transaction contemplated hereby.

                (f) Nothing in this Section 5.7 shall require CoreComm or ATX to sell, hold separate or otherwise dispose of or conduct its business in a specified manner, or permit the sale, holding separate or other disposition of, any of its assets or the conduct of its business in a specified manner, or agree to payments or modifications to contractual arrangements, whether as a condition to obtaining any approval from a Governmental Entity or any permits, consents, approvals or authorization of any other Person or for any other reason, if in CoreComm's or ATX's sole judgment, as the case may be, such sale, holding separate or other disposition of, or the conduct of its business in a specified manner or agreement or modification, would reasonably be expected to materially diminish the value of the transaction contemplated hereby to CoreComm or ATX, as the case may be.

                (g) CoreComm shall have the right to have its designated representatives, as provided to ATX from time to time (the "Designated CoreComm Representatives"), present within normal business hours and without material disruption to the business of ATX for consultation at ATX's principal offices from the date hereof until the Closing Date. Such Designated CoreComm Representatives shall have the right to review and become familiar with the conduct of the business of ATX and shall be available to be consulted and shall have authority on behalf of CoreComm in regard to consultation in regard to Material Decisions (as defined below in this Section 5.7(g)). CoreComm shall take all reasonable actions necessary to ensure that its Designated CoreComm Representatives will be readily available during normal business hours. Without written notice to and favorable consultation (which shall not be unreasonably withheld, delayed or conditioned with respect to time or content) with the Designated CoreComm Representatives, ATX shall not take any action involving any Material Decision. "Material Decision" shall mean, for purposes of this Agreement, any of the following to the extent the same may affect the assets, the obligations or the business of ATX following the date hereof: (i) any entering into, termination or material amendment of, or waiver of any ATX's rights in respect of, any material contracts; (ii) any purchase order in excess of $100,000 in any instance to be delivered, or the payment for which shall become due, after the Closing Date; (iii) the acceptance of any material customer contract that deviates from the terms and conditions of current pricing policies; (iv) any action to respond to any material customer or regulatory complaint outside of the ordinary course of business; (v) any general communication with customers related to the business or to the Merger; or (vi) a material change in pricing, promotional, marketing or any other decision that would affect any of ATX's customary profit margins.

        5.8 Public Announcements. CoreComm and ATX shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transaction contemplated hereby and shall not issue any press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed except as may be required by applicable law or any requirement of any stock exchange on which the stock of any party is listed.

        5.9 Effect of Due Diligence. In connection with CoreComm's investigation of the business of ATX, CoreComm may have received from or on behalf of ATX certain projections, including projected statements of operating revenues and income from operations of ATX. CoreComm acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that CoreComm is familiar with such uncertainties, that CoreComm is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that CoreComm shall have no claim against ATX, or any of its Affiliates with respect thereto. Accordingly, ATX makes no representation or warranty with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

        5.10    Letters from Accountants; New Financial Statements.

                (a) CoreComm shall use its reasonable best efforts to cause to be delivered to ATX "cold comfort" letters of Ernst & Young LLP its independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to ATX, in form and substance reasonably satisfactory to ATX and comparable in scope and substance to letters customarily delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as the transactions contemplated by this Agreement.

                (b) On or prior to March 15, 2000, ATX shall provide to CoreComm revised versions of the ATX Financial Statements and the revised ATX Balance Sheet, which will present the combined balance sheets of the ATX Partnerships at December 31, 1997, December 31, 1998 and December 31, 1999 and the related combined statements of income, shareholder's equity and changes in financial position for the years then ended, including the footnotes thereto, and shall be certified by BDO Seidman, LLP, and shall fairly present the consolidated financial position of ATX and/or the ATX Partnerships at such dates and the consolidated results of operations of the ATX Partnerships and their subsidiaries for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby. (The foregoing consolidated financial statements of ATX and the ATX Partnerships are herein called the "GAAP Audited Financials.") Prior to the filing of the Registration Statement, ATX shall use its reasonable best efforts to cause its accountants to supply to CoreComm the GAAP Audited Financials.

                (c) ATX shall use its reasonable best efforts to cause to be delivered to CoreComm "cold comfort" letters of BDO Seidman LLP, its independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to CoreComm in form and substance reasonably satisfactory to CoreComm and comparable in scope and substance to letters customarily delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as the transaction contemplated by this Agreement.

                (d) ATX shall provide CoreComm with any and all further financial statements or information which is necessary or advisable to prepare or include in the Registration Statement.

        5.11 Nasdaq Application. ATX shall promptly prepare and submit an application to The Nasdaq National Market to list the shares of ATX Common Stock to be issued in the Merger and the Recapitalization and shall use its best efforts to cause such shares of ATX Common Stock to be approved for listing by The Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

        5.12 Stock Plans and Options. CoreComm currently intends to implement a stock option plan under which award grants may be made to post-Effective Time employees of ATX and its subsidiaries, and that such post-Effective Time employees shall include persons who prior to the Effective Time were employees of ATX or its subsidiaries as well as of CoreComm or its subsidiaries; it being understood that (i) nothing set forth herein shall be deemed to grant to any specific employee of post-Effective Time ATX or its subsidiaries any right to receive an option grant under any such plan, and (ii) the decision as to whether or not any such plan shall be implemented, the terms of any such stock option plan, and the terms of any grant made thereunder, shall be within the discretion of post-Effective Time ATX, its board of directors, and any committee of such board which may administer such plan.

        5.13 Access and Investigations. Prior to the Closing Date, ATX agrees that CoreComm shall be entitled to, through its employees and representatives, including Paul, Weiss, Rifkind, Wharton & Garrison, and Ernst & Young LLP (collectively, their "Representatives"), to make such investigation of the properties, businesses and operations of ATX, and such examination of the books, records and financial condition of ATX, as it wishes. Any such investigation and examination shall be conducted at a reasonable time, upon reasonable advance notice and under reasonable circumstances and ATX shall cooperate fully therein; provided, however, that no such investigation or examination shall interfere with the day-to-day operations of ATX. No investigation by CoreComm shall diminish or obviate any of the representations, warranties, covenants or agreements of ATX contained in this Agreement. In order that CoreComm may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the affairs of ATX, ATX shall make available to the Representatives during such period all such information and copies of documents concerning the affairs of ATX as the Representatives may reasonably request, and shall permit the Representatives access to the properties of ATX in all parts thereof.

        5.14 Communications Licenses and Authorizations. ATX shall obtain and maintain in full force and effect all Permits, and any renewals thereof, from the FCC and any appropriate State PUC and any municipal authority, and make all filings and reports and pay all fees reasonably necessary or required for the continued operation of its business, as and when such Permits, filings or reports are necessary or required, other than any Permits, filings or reports which would not, individually or in the aggregate, have a Material Adverse Effect.

        5.15    FCC/State PUC Applications.

                (a) As promptly as practicable after the execution and delivery of this Agreement, ATX shall prepare and deliver to CoreComm ATX's completed portion of all appropriate applications for FCC State PUC and municipal authority approval, and such other documents as may be required, with respect to the assignment of ATX's Permits to CoreComm (collectively, the "FCC/State PUC Applications"). As promptly as practicable after the execution and delivery of this Agreement, CoreComm shall prepare and deliver to ATX, CoreComm's portion of all appropriate FCC/State PUC Applications. As soon as practical after the execution and delivery of this Agreement, the parties shall file, or cause to be filed, the FCC/State PUC Applications. If the Closing shall not have occurred for any reason within any applicable initial consummation period relating to the FCC's or the State PUCs grant of the FCC/State PUC Applications, and neither ATX nor CoreComm shall have terminated this Agreement pursuant to Section 8.1, CoreComm and ATX shall jointly request one or more extensions of the consummation period of such grant. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC or State PUCs not to grant approval of the FCC/State PUC Applications or materially delay either such approval or the consummation of the assignment of Permits and the Customer Base of ATX.

                (b) CoreComm and ATX shall each pay one-half of any FCC or State PUC fees that may be payable in connection with the filing or granting of approval of the FCC/State PUC Applications. Except as set forth in the immediately preceding sentence, ATX and CoreComm each shall bear its own expenses in connection with the preparation and prosecution of the FCC/State PUC Applications. ATX and CoreComm each shall use its reasonable best efforts to prosecute the FCC/State PUC Applications in good faith and with due diligence before the FCC and the State PUCs, and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC/State PUC Applications, including furnishing to the FCC and the State PUCs any documents, materials or other information requested by the FCC and the State PUCs in order to obtain such approvals as expeditiously as practicable.

                (c) Promptly upon execution of this Agreement, each of ATX and CoreComm shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on ATX or CoreComm, as the case may be, with respect to this Agreement and the transactions contemplated hereby (including furnishing all information required by the FCC or any state regulatory agency or commission) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to CoreComm or ATX, as the case may be, in connection with any such requirements imposed upon ATX or CoreComm in connection with this Agreement and the transactions contemplated hereby.

        5.16 Stockholders Agreement. At or prior to the Closing, each of the ATX Stockholders, CoreComm and ATX, shall execute and deliver to CoreComm the Stockholders Agreement, substantially in the form attached as Exhibit C hereto.

        5.17 Transition Services Agreement. At or prior to the Closing, each of ATX and CoreComm shall execute and deliver the Transition Services Agreement, substantially in the form attached as Exhibit D hereto.

        5.18 Reincorporation and Acquisition. Notwithstanding anything to the contrary contained herein, CoreComm shall be permitted to take any and all action which may be deemed advisable or necessary (i) in order to provide for the reincorporation of CoreComm from Bermuda to Delaware and (ii) to enter into and consummate the potential transaction identified by CoreComm to ATX on March 6, 2000.

        5.19 Termination of Agreements. At the Effective Time, all contracts between ATX and the ATX Stockholders or any of their respective Affiliates or family members (other than this Agreement, the Escrow Agreement, the Indemnification Escrow Agreement and the Senior Management Employment Agreements (as defined in Section 5.31)) shall be terminated and ATX shall have no further liability or obligations thereunder, except that the leases identified on Exhibit E shall continue in effect beyond the Effective Date but shall be amended on the Effective Date as described on Exhibit E.

        5.20 Escrow Agreements. At or prior to the Closing, (i) each of ATX, the ATX Stockholders, CoreComm and the escrow agent thereunder shall execute and deliver the Escrow Agreement contemplated by Section 1.2, and (ii) each of ATX, the ATX Stockholders and the Escrow Agent thereunder, shall execute and deliver the Indemnification Escrow Agreement contemplated by Section 9.7, each of which shall contain usual and customary terms and conditions for the transactions contemplated hereby be in such form as shall be reasonably satisfactory to the respective parties thereto and CoreComm.

        5.21 Phantom Unit Plan. At the Effective Time, ATX Stockholders shall take all actions reasonably required to satisfy ATX's obligations pursuant to ATX's 1998 Phantom Unit Plan, all of which funds and/or securities utilized to satisfy such obligations shall be derived from the Exchange Consideration, as further delineated on Exhibit F hereto. ATX shall use its reasonable best efforts to cause each Person receiving any consideration in satisfaction of ATX's obligations pursuant to the 1998 Phantom Unit Plan to agree to enter into agreements that include the terms outlined on Exhibit I.

        5.22 Name. Following the Effective Time, the parties hereto shall cooperate and take all actions required to cause ATX's name to be changed from "ATX Telecommunications Services, Inc." to "CoreComm Limited".

        5.23 Existing Stockholders' Agreement. On the Closing Date, the ATX Stockholders and ATX shall terminate that certain Stockholders' Agreement dated as of February 9, 2000 by and among Buruchian, Gravina, Karp and ATX (the "Existing Stockholders' Agreement").

        5.24 Negotiation of Term Sheets. Promptly following the date of execution of this Agreement, ATX, CoreComm and the ATX Stockholders shall negotiate the agreements or instruments contemplated by the term sheets identified in Sections 1.2 and 5.19 of this Agreement, each of which shall be consistent with such term sheets and otherwise be in form and substance reasonably satisfactory to such parties..

        5.25 Operating Subsidiaries. Notwithstanding anything to the contrary contained herein, ATX shall at the request of CoreComm take any and all action which may be reasonably requested to place its operating assets at or immediately prior to the Closing into one or more wholly-owned operating subsidiaries.

        5.26 Subchapter S Election. Notwithstanding anything to the contrary contained herein, ATX shall take, and shall be permitted to take, any and all action which may be deemed advisable or necessary in order to file Subchapter S elections for the purposes of state and federal income taxes.

        5.27 Assignment of Reimbursement Rights. As of the Effective Time, ATX shall assign any right to reimbursement from health and welfare providers to the ATX Stockholders.

        5.28 Certificate of Incorporation, Etc. Each of CoreComm, ATX and the ATX Stockholders shall use their best efforts to ensure that the Certificate Incorporation and then By-laws of ATX immediately prior to the Effective Time shall be in the forms requested by CoreComm. ATX shall take such action as may be necessary to effect Section
1.6 of this Agreement.

        5.29 CoreComm Transactions. If prior to the Closing Date CoreComm shall enter into a definitive agreement for a CoreComm Transaction, CoreComm shall promptly notify ATX of such transaction. Nothing set forth in this Agreement shall be deemed to prohibit or otherwise limit CoreComm from pursuing and entering into agreements for or consummating CoreComm Transactions.

        5.30 Protective Agreements. ATX shall insure that as of the Closing Date each then current employee of ATX shall have executed ATX's standard non-solicitation/confidentiality agreement in substantially the form previously delivered to CoreComm.

        5.31 Key Employee Employment Agreements. ATX shall use its reasonable best efforts to enter into employment agreements to be effective from the Closing Date with 15 key and/or management employees of ATX identified by CoreComm (the "Identified Employees"), which employment agreements (the "Key Employee Employment Agreements") shall contain the terms set forth on Exhibit I, and shall also be otherwise in form and substance reasonably satisfactory to CoreComm.

        5.32 Gravina and Buruchian Employment Agreements. ATX shall offer to enter into, and shall cause each of Gravina and Buruchian to enter into new employment agreements with ATX to take effect on the Closing Date, which agreements (the "Senior Management Employment Agreements") shall contain the terms set forth on Exhibit I and shall otherwise be in form and substance reasonably satisfactory to CoreComm.

        5.33 Transaction Not Subject to Outside Conditions. The parties agree that their respective obligations to consummate the transactions contemplated hereby shall not be subject to, or intentionally delayed by any party hereto pending satisfaction of, any condition not expressly provided for herein.

        5.34 Working Capital Loans. If CoreComm requests ATX to make capital expenditures following July 31, 2000, CoreComm shall loan to ATX the amount required to fund such capital expenditures. Any such loan shall be at reasonable commercial terms and collateral for a loan from CoreComm. If this Agreement shall be terminated prior to the consummation of the Merger, all amounts advanced by CoreComm to ATX shall be repaid, together with accrued unpaid interest to the date of repayment and without set-off, not later than ten days following such termination.

                    VI. CONDITIONS TO OBLIGATIONS OF CORECOMM

        The obligations of CoreComm under this Agreement are subject to the satisfaction or waiver (such waiver being the exclusive right of CoreComm), at or before the Closing, of each of the following conditions:

        6.1 Representations and Warranties. Each of the representations and warranties of ATX contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by ATX pursuant to this Agreement, that is qualified as to materiality or Material Adverse Effect or which are contained in Section 3.5(b) shall be true and correct as of the date when made and as of the Closing Date as if made at and as of the Closing Date and each of such representations, warranties and statements (other than those in Section 3.5(b)) that is not so qualified shall be true and correct in all material respects as of the date when made and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations, warranties and statements that address matters only as of a particular date, in which case they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

        6.2 Performance. ATX shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by ATX at or prior to the Closing that are qualified as to materiality or Material Adverse Effect and shall have performed and complied in all material respects with all other agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by ATX at or prior to the Closing that are not so qualified as to materiality.

        6.3 No Proceeding or Litigation. There shall not be instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

        6.4 No Injunction. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority that prohibits the consummation of the transactions contemplated hereby.

        6.5 Officer's Certificates. The Chief Executive Officer of ATX shall have delivered to CoreComm a certificate, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 6.1, 6.2 and 6.3.

        6.6 Consents and Approvals. All Licenses, Permits, consents, approvals and authorizations of all third parties and Governmental Entities shall have been obtained that are necessary in connection with the execution and delivery by ATX of this Agreement, or the consummation by ATX of the transactions contemplated hereby, and shall be in full force and effect, and copies of all such Licenses, Permits, consents, approvals and authorizations shall have been delivered to CoreComm, except to the extent that such lack of approval or delivery would not have a Material Adverse Effect on ATX following consummation of the transactions contemplated hereby.

        6.7 HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act, if applicable, shall have expired or been terminated.

        6.8 No Material Adverse Change. From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of ATX that would individually or in the aggregate, have a Material Adverse Effect.

        6.9 Stockholder Approval. This Agreement and the Domestication Merger shall have been approved in the manner required under applicable law by the holders of the issued and outstanding shares of capital stock of CoreComm.

        6.10 FCC/State PUC Consents. The FCC and State PUCs shall have granted by Final Order the FCC/State PUC Consent Applications, without conditions, qualifications or other restrictions that are likely to have a Material Adverse Effect whether imposed by the FCC or any other Governmental Entity.

        6.11 Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be subject of any stop order or proceedings seeking a stop order.

        6.12 Transition Services Agreement. ATX and UHC shall have executed and delivered the Transition Services Agreement, which shall remain in full force and effect.

        6.13 Resignations. All resignations of directors and officers of ATX which have been previously requested in writing by CoreComm shall have been delivered to CoreComm.

        6.14 The GAAP Financial Statements of ATX. CoreComm shall have received the GAAP Audited Financials with no qualifications that would prevent the inclusion of such financial statements in any SEC filing of CoreComm or ATX.

        6.15 Stockholders' Agreement. The ATX Stockholders and ATX shall have executed and delivered to CoreComm the ATX Stockholders' Agreement, which shall remain in full force and effect.

        6.16 NASDAQ Listing. The ATX Common Stock to be issued in the Merger and the Recapitalization pursuant to this Agreement shall have been authorized for listing on the NASDAQ National Market, subject to official notice of issuance.

        6.17 Formation of ATX Merger Sub. ATX Merger Sub shall have been incorporated and capitalized as described in Section 1.1.

        6.18 Escrow Agreement. ATX, the ATX Stockholders and the Escrow Agent shall have executed and delivered the Escrow Agreement, which shall remain in full force and effect.

        6.19    Opinions of Counsel.

                (a) Since the date of this Agreement, there shall have been no change in applicable law or interpretations thereof, or any change in facts (including the discovery of any facts not known as of the date of this Agreement) or circumstance, which shall have prevented Paul, Weiss, Rifkind, Wharton & Garrison, counsel to CoreComm, on the Closing Date, from delivering to CoreComm a written opinion of such firm to the effect that for federal income tax purposes the Merger and Recapitalization will constitute an exchange to which Section 351 of the Code applies or a reorganization within the meaning of
Section 368(a) of the Code, or both.

                (b) CoreComm shall have received an opinion, dated the Closing Date, from ATX's telecommunications regulatory counsel, substantially in the form agreed to by the parties.

                (c) CoreComm shall have received an opinion, dated the Closing Date, from Klehr, Harrison, Harvey, Branzburg and Ellers LLP, substantially in the form agreed to by the parties.

        6.20 Corporate Governance. ATX shall have taken all actions necessary so that not later than the Closing Date, the composition of the Board of Directors and each committee of the Board of Directors and each officer of ATX shall be the same as those for CoreComm immediately prior to the Effective Date.

        6.21 Necessary Consents. ATX shall have obtained all material consents and approvals, including, but not limited to, any waivers, consents or approval, in connection with the agreements (including any amendments thereto) set forth on Exhibit H hereto, and each shall be in full force and effect.

        6.22 Existing Stockholders' Agreement. The Existing Stockholders' Agreement shall have been terminated and ATX shall have no further or continuing obligations thereunder.

        6.23 Employment Matters. ATX shall have entered into Key Employee Employment Agreements in form and substance reasonably acceptable to CoreComm with at least 5 Identified Employees so long as CoreComm has complied with its obligation to offer employment to the Identified Employees as set forth on
Exhibit I. In addition, at least 50% of the persons receiving consideration in satisfaction of ATX's obligations under the 1998 Phantom Unit Plan, plus all Identified Employees shall have entered into agreements relating to Phantom Unitholders as set forth on Exhibit I.

                      VII. CONDITIONS TO OBLIGATIONS OF ATX

        The obligations of ATX under this Agreement are subject to the satisfaction or waiver (such waiver being the exclusive right of ATX), at or before the Closing, of each of the conditions set forth in this Article VII. In the event that CoreComm undertakes any action contemplated by the definition of Base Adjustments in Section 1.2(i) prior to the Closing, no condition set forth in this Article VII shall be deemed not to be satisfied if, but for such action or the consequences thereof, such condition would otherwise be satisfied.

        7.1 Representations and Warranties. Each of the representations and warranties of CoreComm contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by CoreComm pursuant to this Agreement, that is qualified as to materiality or Material Adverse Effect shall be true and correct as of the date when made and as of the Closing Date if made at and as of the Closing Date and each of such representations, warranties and statements that is not so qualified shall be true and correct in all material respects as of the date when made and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations, warranties and statements that address matters only as of a particular date, in which case they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

        7.2 Performance. CoreComm shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by CoreComm at or prior to the Closing that are qualified as to materiality or Material Adverse Effect and shall have performed and complied in all material respects with all other agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by CoreComm at or prior to the Closing that are not so qualified as to materiality.

        7.3 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

        7.4 No Injunction. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated hereby.

        7.5 Officer's Certificate. CoreComm shall have delivered to ATX a certificate, dated the Closing Date, executed by the Chief Executive Officer of CoreComm, certifying to the fulfillment of the conditions specified in Sections 7.1, 7.2 and 7.3.

        7.6 Consents and Approvals. All Licenses, Permits, consents, approvals and authorizations of all third parties and Governmental Entities shall have been obtained that are necessary in connection with the execution and delivery by CoreComm of this Agreement, or the consummation by CoreComm of the transactions contemplated hereby and shall be in full force and effect and copies of all such Licenses, Permits, consents, approvals and authorizations shall have been delivered to ATX, except to the extent such lack of approval or delivery would not have a Material Adverse Effect on ATX following consummation of the transactions contemplated hereby.

        7.7 HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act, if applicable, shall have expired or been terminated.

        7.8 Registration Rights Agreement. ATX, CoreComm and each of the ATX Stockholders shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit G.

        7.9 FCC/State PUC Consents. The FCC shall have granted by Final Order and the State PUCs shall have granted the FCC/State PUC Consent Applications, without conditions, qualifications or other restrictions that are likely to have a Material Adverse Effect, whether imposed by the FCC or any other Governmental Entity.

        7.10 No Material Adverse Change. From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of CoreComm that would have a Material Adverse Effect.

        7.11 Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be subject of any stop order or proceedings seeking a stop order.

        7.12 Tax Opinion. Since the date of this Agreement, there shall have been no change in law or interpretations thereof, or changes in facts (including the discovery of facts not known as of the date of this Agreement) or circumstances, which shall have prevented Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to ATX, on the Closing Date, from delivering to ATX a written opinion of such firm to the effect that for federal income tax purposes the Merger and Recapitalization will constitute an exchange to which Section 351 of the Code applies or a reorganization within the meaning of Section 368(a) of the Code, or both.

        7.13 Letters of Credit. Effective on the Closing Date, arrangements shall have been made to replace or effectively relieve Karp or his Affiliates (other than ATX or one of its subsidiaries) of liability under any letter of credit issued on behalf of ATX which has been guaranteed or secured by Karp or one of his Affiliates (other than ATX or one of its subsidiaries).

                         VIII. TERMINATION OF AGREEMENT

        8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                (a)     by mutual agreement of ATX and CoreComm;

                (b) by CoreComm, on or after the later of (x) October 31, 2000, or (y) 120 days following the date on which CoreComm last made an initial announcement that it had entered into a definitive agreement for a CoreComm Transaction, if any of the conditions provided in Article 6 of this Agreement have not been satisfied and have not been waived in writing by CoreComm prior to such date; provided that, in the case of a failure to satisfy the conditions set forth in Section 6.3 as a result of a suit, action, investigation, inquiry or other proceeding or Section 6.4 as a result of an order, decree or injunction, CoreComm shall have used its reasonable best efforts to remove such suit, action, investigation, inquiry or other proceeding in the case of Section 6.3 or such order decree or injunction in the case of Section 6.4;

                (c) by ATX on or after October 31, 2000, if any of the conditions provided in Article 7 of this Agreement have not been satisfied and have not been waived in writing by ATX prior to such date; provided that, in the case of a failure to satisfy the conditions set forth in Section 7.3 as a result of a suit, action, investigation, inquiry or other proceeding or Section 7.4 as a result of an order, decree or injunction, ATX shall have used its reasonable best efforts to remove such suit, action, investigation, inquiry or other proceeding in the case of Section 7.3 or such order, decree or injunction in the case of Section 7.4;

                (d) by CoreComm if ATX breaches in a material respect any of its representations, warranties or covenants contained in this Agreement and such breach would give rise to the condition under Section 6.1 or 6.2 not being satisfied and which breach cannot be or is not cured by the Closing Date; or

                (e) by ATX if CoreComm breaches in a material respect any of it representations, warranties or covenants contained in this Agreement and such breach would give rise to the condition under Section 7.1 or 7.2 not being satisfied and which breach cannot be or is not cured by the Closing Date.

        8.2     Procedure Upon Termination.

                (a) In the event of termination pursuant to Section 8.1, written notice thereof shall immediately be given by the terminating party to the other party and the transaction contemplated by this Agreement shall be terminated, without further action or obligation on the part of either party except as set forth in this Section 8.2, , except that any such termination shall be without prejudice to the rights of any party on account of nonsatisfaction of the conditions set forth in Articles 6 or 7 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement.

                (b) ATX, on the one hand, and CoreComm on the other hand, shall return all documents, work papers and other material of the other parties relating to the transaction contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing such items;

                (c) all confidential information received by ATX or CoreComm with respect to the business of the other parties or their Affiliates shall be treated in accordance with Section 5.4.

                               IX. INDEMNIFICATION

        9.1 Indemnification by ATX Stockholders. Subject to the limitations set forth in this Article 9, and as an inducement to prompt CoreComm to enter into this Agreement (without which such inducement CoreComm would not have entered into this Agreement), each of the ATX Stockholders hereby agree, jointly and severally, to indemnify and hold harmless ATX from and after the Closing against and with respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable fees and expenses of attorneys, experts, personnel and consultants incurred by the Indemnified Party (as defined herein) (including in any action or proceeding between the Indemnifying Party (as defined herein) and the Indemnified Party or between the Indemnified Party and any third party or otherwise) (together referred to as "ATX Losses") resulting from (i) any breach of a representation, warranty, covenant, or agreement made by ATX, ATX Merger Sub, or any of the ATX Stockholders, in this Agreement, the ATX Disclosure Schedules or any other certificate or document delivered by ATX, ATX Merger Sub or any of the ATX Stockholders to CoreComm pursuant to this Agreement each of which representation, warranty, covenant or agreement shall be considered without regard to any materiality or Material Adverse Effect qualification therein for purposes of determining whether a breach has occurred, and any and all demands, claims, actions, suits or proceedings, assessments, judgments, costs and legal and other expenses incident to the foregoing, and (ii) the failure of ATX to have either applied for or obtained any necessary regulatory authorization or approval from any state public utilities commission or comparable entity (regardless of whether or not such failure is disclosed in the ATX Disclosure Schedule) in any state in which ATX had in excess of $25,000 of revenues from intra-state operations in calendar year 1999.

        9.2     Procedures for Indemnification.

                (a) Promptly after receipt by a party (the "Indemnified Party") of notice of the commencement of any action by a person not a party to this Agreement involving the subject matter of the foregoing indemnity provisions other than with respect to Taxes (a "Third Party Suit"), such Indemnified Party shall, if a claim thereof is to be made against another party hereto (the "Indemnifying Party") pursuant to the provisions of Section 9.1, promptly notify such Indemnifying Party of the commencement thereof; but the omission to so notify such Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party was not prejudiced by such omission.

                (b) The Indemnifying Party shall have ten (10) days from receipt of such notice to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party with respect to such Third Party Suit and whether or not it desires, at its sole cost and expense, to defend such Third Party Suit. If the Indemnifying Party shall so notify the Indemnified Party that it desires to defend against such Third Party Suit, the Indemnifying Party shall have the right to defend against such Third Party Suit (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), with counsel reasonably satisfactory to such Indemnified Party, by appropriate proceedings which shall be promptly settled or prosecuted by the Indemnifying Party, so long as it diligently conducts such defenses, to a final conclusion such that a (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent and the Indemnified Party shall receive a full release. The Indemnified Party may elect to participate in any such contest at its own cost and expense; provided, however, that the control of such contest shall rest primarily with the Indemnifying Party.

                (c) Notwithstanding the foregoing (i) if the defendants in any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified

Party shall have the right to select separate counsel to participate in the defense of such Third Party Suit on behalf of such Indemnified Party, at the cost of the Indemnified Party; and (ii) in the event that such Third Party Suit involves potentially criminal or fraudulent activity of an Indemnifying Party, the Indemnified Party shall have the right, at its sole option, to defend such Third Party Suit at the expense of the Indemnifying Party.

                (d) If the Indemnifying Party shall fail to elect to defend against such Third Party Suit, then the amount of any such Third Party Suit, including all losses, judgments, expenses and costs incurred by the Indemnified Party in connection with any defense thereof shall be deemed to be a liability of the Indemnifying Party hereunder.

                (e) After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party pursuant to the provisions of Sections 9.1 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with Subsection (c) above, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party.

                (f) In the event the Indemnified Party shall have any claim against the Indemnifying Party hereunder which does not involve a claim or demand by or against a third party, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, providing reasonable details of the facts giving rise to the claim and a statement of the Indemnified Party's Loss in connection with the claim, to the extent such Loss is then known to the Indemnified Party and, otherwise, an estimate of the amount of the Loss that it reasonably anticipates that it will incur or suffer; however, failure by the Indemnifying Party to give notice shall not prejudice any rights contained herein.

        9.3 Cooperation in Defense. In case of any claim, arbitration or legal proceeding, the defense of which is assumed by an Indemnifying Party in accordance with this Article 9, the Indemnified Party, upon request of the Indemnifying Party, shall provide reasonable cooperation (at the expense of the Indemnifying Party in accordance with this Article 9) in the defense thereof.

        9.4 Limitations on Indemnification by ATX Stockholders. Notwithstanding Section 9.1 or any other provision of this Agreement or applicable law, the ATX Stockholders' aggregate liability for ATX Losses indemnified pursuant to Section 9.1 is subject to the following limitations:

                (a) The ATX Stockholders shall have no liability for any ATX Loss unless notice of a claim for such ATX Loss, specifying in reasonable detail the basis for such claim, is made upon ATX Stockholders prior to the expiration of the survival periods set forth in Section 10.1. The ATX Stockholders' maximum aggregate liability for ATX Losses shall be $250,000,000; plus the aggregate amount of any costs, charges and expenses (including without limitation legal expenses) incurred by ATX and CoreComm in bringing or enforcing any claims against the ATX Stockholders under this Agreement.

                (b) The ATX Stockholders shall be liable for ATX Losses (other than ATX Losses due to or arising out of any inaccuracy in or any breach of a representation, warranty, covenant or agreement of ATX, ATX Merger Sub or the ATX Stockholders contained in Sections 3.1, 3.2, 3.3 and 3.20) (the "Basket Exclusions"), only if and to the extent that the aggregate ATX Losses exceed $10,000,000; provided, however, that the ATX Stockholders shall be liable only for amounts in excess of $5,000,000 (including the Basket Exclusions); provided further that the ATX Stockholders shall be liable for all ATX Losses related to the Basket Exclusions.

        9.5     Mitigation of Losses.

                (a) ATX Losses shall be subject to appropriate mitigation for (i) any actual recovery from third parties (less attorneys' fees, expenses and other costs of recovery), (ii) the actual collection of insurance proceeds (less attorneys' fees, expenses and other costs of recovery, net of any adjustments to the corresponding insurance premiums).

                (b) Where an Indemnified Party is entitled (whether by right of indemnity, reimbursement or any other means) to recover from any Person (not being any employee or officer of an Indemnified Party, but including its or their insurers) any sum with respect to any matter giving rise to a claim, then (subject first to being indemnified and secured to the reasonable satisfaction of an Indemnified Party against all costs, expenses, tax or other liabilities which may be thereby incurred) the Indemnified Party shall take all reasonable steps to enforce such recovery (keeping the Indemnifying Party fully informed of the progress of any action taken) and account to the Indemnifying Party for any net amounts that are recovered (not exceeding the amount previously paid by the Indemnifying Party and after first taking account of any liability or loss of the Indemnified Party with respect to which the Indemnifying Party is not liable).

        9.6 Exclusivity. Following the Closing, the remedies (subject to the limitations) set forth in this Article 9 shall be the sole remedy for claims for liability for ATX Losses arising under this Agreement.

        9.7 Indemnification Escrow. Upon the Recapitalization, 27% of the shares of ATX Common Stock comprising the Exchange Consideration shall be deposited in escrow (the "Indemnification Escrow") pursuant to an escrow agreement among ATX, each ATX Stockholder and an escrow agent selected by such parties with the consent of CoreComm (the "Indemnification Escrow Agreement"). Such shares (together with any distributions thereon or the proceeds from the sales thereof) shall be held in the Indemnification Escrow subject to the terms of the Indemnification Escrow Agreement to secure the indemnification obligations of the ATX Stockholders under Section 9.1 hereof, and such assets shall be held and disbursed in accordance with the terms of the Indemnification Escrow Agreement. In the event of any claim by ATX against such assets, the shares of ATX Common Stock shall be valued at the closing price on the business day immediately preceding the date on which such shares are to be disbursed to an Indemnified Party in accordance with the terms of the Indemnification Escrow Agreement.

                  X. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        10.1 ATX, ATX Merger Sub and ATX Stockholders. Notwithstanding the right of CoreComm to investigate fully the affairs of ATX, ATX Merger Sub and the ATX Stockholders and notwithstanding any knowledge of facts determined or determinable by CoreComm pursuant to such investigation or right of investigation, CoreComm shall have the right to rely fully upon the representations, warranties, covenants and agreements of ATX, ATX Merger Sub and the ATX Stockholders contained in this Agreement or in any document or certificate delivered pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Except for those representations and warranties set forth in Section 3.3 hereof (all of which representations and warranties shall survive without limitation as to time), all representations and warranties of ATX and ATX Merger Sub contained in this Agreement shall expire
(i) April 30, 2001, and (ii) with respect to any claim related to taxes or environmental representations and warranties, on the date upon which the liability to which any such claim may relate is barred by all applicable statues of limitations.

        10.2 CoreComm. None of the representations, warranties, covenants and agreements of CoreComm contained in this Agreement or in any document or certificate delivered pursuant to this Agreement shall survive the Closing hereunder other than those covenants that by their terms are to be performed after the Closing.

                                XI. MISCELLANEOUS

        11.1 Expenses. Except as otherwise provided herein, each party hereto shall pay all fees and expenses incurred by it in connection with this Agreement.

        11.2 Further Assurances. Following the Closing, at the request of any party, the other party or parties shall deliver any further instruments of transfer and take all commercially reasonable actions as may be necessary or appropriate to effectuate any of the other transactions contemplated by this Agreement.

        11.3 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of CoreComm and ATX hereunder may not be assigned, in whole or in part, without the prior written consent of the other, which shall not be unreasonably withheld and any attempt to make any such assignment without such consent shall be null and void.

        11.4    Entire Agreement, Amendments and Waiver.

                (a) This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding, both written and oral, of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                (b) This Agreement may be amended only by a written instrument duly executed by each of the parties hereto. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

        11.5 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive.

        11.6 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile transmission or mailed (registered or certified mail, postage prepaid, return receipt requested or recognized overnight carrier) as follows:

If to CoreComm to:      CoreComm Limited
                        110 East 59th Street
                        New York, NY 10022
                        Attention: Jared L. Gurfein, Esq.
                        Facsimile No.: (212) 906-8489

with a copy  to:        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Attention: Kenneth M. Schneider, Esq.
                        Facsimile No.: (212) 373-2825

If to ATX:              ATX Telecommunications Services, Inc.
                        50 Monument Road
                        Bala Cynwyd, PA 19004
                        Attention: Thomas Gravina
                        Facsimile No.: (610) 668-6336

with a copy to:         Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                        260 South Broad Street
                        Philadelphia, PA 19102
                        Attention: Michael C. Forman, Esq.
                        Facsimile No.: (215) 568-6603

or to such other address as the Person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

        11.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its or any other jurisdiction's conflicts of law rules.

        11.8 Submission to Jurisdiction; Waivers. Each of CoreComm and ATX irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Chancery Court of the State of Delaware or any federal District Court in the State of Delaware, and irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party at the address specified in Section 11.6. Each of CoreComm and ATX hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of such courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court and (iv) any right to a trial by jury.

        11.9 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

        11.10 Severability. If it is determined that any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby is consummated as originally contemplated to the greatest extent possible.

        11.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be an original and considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile transmission) to the other parties hereto, it being understood that all parties need not sign the same counterpart.



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

                               XII. DEFINED TERMS

        12.1 Location of Certain Defined Terms. The following terms used in this Agreement are defined in the Section indicated:

               Term                                               Section

           Accountant                                             1.2
           Accountant's Report                                    1.2
           Adjustment Event                                       1.3
           Agreement                                              forepart
           Applicable Amount                                      1.2
           ATX                                                    forepart
           ATX Balance Sheet                                      3.5
           ATX Balance Sheet Date                                 1.2
           ATX Bylaws                                             3.1
           ATX Capital Expenditure Obligation                     1.2
           ATX Certificate of Incorporation                       3.1
           ATX Common Stock                                       1.2
           ATX Debt                                               1.2
           ATX Disclosure Schedule                                Article III
           ATX Financial Statements                               3.5
           ATX Losses                                             9.1
           ATX Merger                                             Article III
           ATX Merger Sub                                         1.1
           ATX Merger Sub Common Stock                            1.3
           ATX Partnership Agreements                             3.1
           ATX Partnerships                                       Article III
           ATX Stockholders                                       forepart
           Authority                                              3.11
           Base Adjustments                                       1.2
           Base Stock Price                                       1.2
           Basket Exclusions                                      9.4
           Buruchian                                              forepart
           Capital Expenditure Adjustment                         1.2
           Capital Expenditures                                   1.2
           Cash Consideration                                     1.2
           Certificate of Merger                                  1.1
           Certificate                                            1.4
           Closing                                                2.1
           Closing Date                                           2.1
           Closing Exchange Consideration                         1.2
           Closing Financial Statements Delivery Date             1.2
           Closing Stock Price                                    1.2

           Collar Stock Price                                     1.2
           Code                                                   forepart
           Communications Act                                     3.12
           Communications Permits                                 3.10
           Constituent Corporations                               1.1
           Contract                                               3.4
           Controlled Group                                       3.17
           Convertible Preferred Stock                            1.2
           CoreComm                                               forepart
           CoreComm Balance Sheet                                 4.5
           CoreComm Balance Sheet Date                            4.5
           CoreComm Bylaws                                        4.1
           CoreComm Common Stock                                  1.3
           CoreComm Disclosure Schedule                           Article IV
           CoreComm Memorandum of Association                     4.1
           CoreComm Merger Sub                                    1.1
           CoreComm Merger Sub Common Stock                       1.1
           CoreComm SEC Reports                                   4.5
           CoreComm Stock Plans                                   4.3
           CoreComm Stockholders' Meeting                         5.6
           CoreComm Transaction                                   1.2
           Current Market Price                                   1.2
           Dispute Notice                                         1.2
           DGCL                                                   1.1
           Domestication Merger                                   1.1
           DOJ                                                    5.7
           Effective Time                                         1.1
           Environmental Laws                                     3.19
           ERISA                                                  3.19
           Escrow                                                 1.2
           Escrow Agreement                                       1.2
           Estimated Closing ATX Debt                             1.2
           Estimated Closing Capital Expenditures                 1.2
           Estimated Closing Working Capital                      1.2
           Exchange Agent                                         1.4
           Exchange Act                                           4.5
           Exchange Consideration                                 1.2
           Exchange Fund                                          1.4
           FCC                                                    5.7
           FCC Consent Application                                5.7
           FCC Permits                                            3.10
           FCC/State PUC Applications                             5.16
           Final ATX Debt                                         1.2
           Final Capital Expenditure Adjustment                   1.2

           Final Shortfall                                        1.2
           Final Working Capital Excess                           1.2
           Final Working Capital Shortfall                        1.2
           Financial Closing Financial Statements                 1.2
           FTC                                                    5.7
           GAAP                                                   1.2
           GAAP Audited Financials                                5.11
           GAAP Balance Sheet                                     5.11
           GAAP Balance Sheet Date                                5.11
           GAAP Interim Financials                                5.11
           Gravina                                                forepart
           HSR Act                                                3.12
           Identified Employees                                   5.30
           Indemnification Escrow                                 9.7
           Indemnification Escrow Agreement                       9.7
           Indemnified Party                                      9.3
           Indemnifying Party                                     9.3
           Intellectual Property                                  3.16
           Karp                                                   forepart
           Karp Trust                                             forepart
           Key Employee Employment Agreements                     5.30
           Law                                                    3.4
           Laws                                                   3.10
           Legal Actions                                          3.8
           Liabilities                                            3.6
           Licenses                                               3.10
           Liens                                                  3.4
           Losses                                                 9.1
           Material Decision                                      5.7
           Merger                                                 1.1
           Merger Ratio                                           1.3
           Monthly Period                                         1.2
           Municipal Permits                                      3.10
           Permits                                                3.10
           Phantom Unit Plan                                      5.14
           Pre-Closing Capital Expenditure Adjustment             1.2
           Pre-Closing Financial Statements                       1.2
           Pre-Closing Working Capital Adjustment                 1.2
           Pro Formas                                             1.2
           Proposed Closing Financial Statements                  1.2
           Proxy Statement                                        3.22
           PUC                                                    3.12
           Recapitalization                                       1.2
           Registration Statement                                 3.22

           Regulatory Law                                         5.8
           Representatives                                        5.14
           Representation Termination Date                        9.3
           Review Period                                          1.2
           Rights Holders                                         7.8
           Scheduled Intellectual Property                        3.16
           Securities Act                                         4.5
           Senior Management Employment Agreements                5.31
           Settlement Period                                      1.2
           Stockholders                                           9.1
           Stockholders' Representative                           1.2
           State Permits                                          3.10
           State PUCs                                             3.10
           Stockholders' Meetings                                 3.22
           Subsidiary                                             1.3
           Surviving Corporation                                  1.1
           Third Party Suit                                       9.2
           Taxes                                                  3.11
           Trigger Day                                            1.2
           Unaudited 1999 Financials                              3.5
           Utilities Laws                                         3.12
           Working Capital                                        1.2
           Working Capital Shortfall                              1.2

        12.2 Other Defined Terms. As used in this Agreement, the following terms have the meanings indicated:

                "Affiliate" of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

                "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA and any bonus, incentive, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, retention, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) and on the date of this Agreement, which is maintained or contributed to by such Person or under which, on the date of this Agreement, such Person may have an actual or contingent liability (excluding any plans or programs required to be maintained or contributed to under the local law of the jurisdiction in which such person is employed).

                "Final Order" means an order, action or decision of a Governmental Entity that has not been reversed, stayed, or enjoined and as to which the time to appeal, petition for certiorari or seek reargument or rehearing or administrative reconsideration or review has expired and as to which no appeal, reargument, petition for certiorari or rehearing or petition for reconsideration or application for review is pending or as to which any right to appeal, reargue, petition for certiorari or rehearing for reconsideration or review has been waived in writing by each party having such a right or, if any appeal, reargument, petition for certiorari or rehearing or reconsideration or review thereof has been sought, the order or judgment of the court or agency has been affirmed by the highest court (or the administrative entity or body) to which the order was appealed or from which the argument or rehearing or reconsideration or review was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing, or reconsideration or review, has expired.

                "Governmental Entity" means any government, court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                "Knowledge" means the actual knowledge or notice of Gravina, Buruchian, Karp or the Karp Trust or any officer or director of ATX, after due inquiry.

                "Material Adverse Effect" means, with respect to any entity, a material adverse effect on its business, assets, operations or financial condition, taken as a whole, other than any such effect arising out of or resulting from general economic or financial conditions or changes in or affecting the communications industry.

                "Person" means an individual, corporation, limited liability corporation, limited liability partnership, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934, as amended).

                         XIII. ATX STOCKHOLDER COVENANTS

        13.1 No Transfers. Each ATX Stockholder agrees that prior to the Closing such ATX Stockholder will not, and will not contract to, sell or otherwise pledge, encumber, transfer or dispose of such ATX Stockholder's pre-Recapitalization shares of ATX shares or any interest therein other than (i) pursuant to the Recapitalization or (ii) with CoreComm's prior written consent.

        13.2 Cooperation; No Solicitation. Each ATX Stockholder hereby agrees to cooperate reasonably with CoreComm and ATX in connection with the consummation of the transactions contemplated thereby. Each ATX Stockholder agrees that it will not, and will not cause or permit any of its affiliates, or any of their respective officers, employees, representatives and agents, directly or indirectly, to solicit, initiate or encourage any inquiries or the making of any proposal with respect to an acquisition of ATX or its businesses or assets, or such ATX Stockholder's pre-Recapitalization shares or provide information to or negotiate, explore, otherwise engage in discussions with or in any other way cooperate with any Person (other than CoreComm or its subsidiaries or their respective directors, officers, employees, agents and representatives) with respect to any such transaction or enter into any agreement, arrangement or understanding requiring or causing ATX to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of CoreComm and ATX, Thomas Gravina, Debra Buruchian, Michael Karp and The Florence Karp Trust on the date first written above.

                                       CORECOMM LIMITED


                                       By: /s/ Richard J. Lubasch
                                           ----------------------
                                           Name: Richard J. Lubasch
                                           Title: Senior Vice President-General
                                                  Counsel

                                       ATX TELECOMMUNICATIONS
                                       SERVICES, INC.


                                       By: /s/ Michael Karp
                                           ----------------
                                           Name: Michael Karp
                                           Title:

SOLELY WITH RESPECT
TO ARTICLES 9, 11, 12 and 13 HEREOF


Thomas Gravina
/s/ Thomas Gravina
------------------

Debra Buruchian
/s/ Debra Buruchian
-------------------

Michael Karp
/s/ Michael Karp
----------------

THE FLORENCE KARP TRUST


By: /s/ Lisa G. Kaminsky
    --------------------
    Name: Lisa G. Kaminsky
    Title: Trustee

                                                                       EXHIBIT C

                          FORM OF STOCKHOLDER AGREEMENT


          AGREEMENT dated as of ________ ___, 2000 among ATX Telecommunications Services, Inc., a Delaware corporation (the "Company") and each of the Persons listed on Schedule A hereto (each, a "Stockholder").

          WHEREAS, pursuant to a Recapitalization Agreement and Plan of Merger, dated as of March ___, 2000 (the "Merger Agreement"), by and among CoreComm Limited ("CoreComm"), the Company and the Stockholders (with respect only to certain provisions thereof) ATX Merger Sub, a wholly-owned subsidiary of the Company ("Merger Sub") is being merged with and into a wholly-owned subsidiary of, and successor by merger to CoreComm (the "Merger"), and as a result thereof
(i) each share of the Company's common stock, par value $.01 per share (the Pre-Recapitalization Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") is being converted into ___ shares the Company's Common Stock, par value $.01 per share (the "Common Stock"), ___ shares of the Company's 3% Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), as well as the right to receive cash or notes and (ii) each share of CoreComm Common Stock issued and outstanding immediately prior to the Effective Time, other than treasury shares, is being converted into one share of the Common Stock; and

          WHEREAS, it is a condition to the obligation of CoreComm to consummate the Merger, that the Company and each of the holders immediately prior to the Effective Time of the issued and outstanding shares of Pre-Recapitalization Common Stock enter into this Agreement; and

          WHEREAS, the Stockholders are the holders of all of the shares of Pre-Recapitalization Common Stock issued and outstanding immediately prior to the Effective Time; and

          WHEREAS, each Stockholder has independently determined that the Merger is in its best interest and each Stockholder wishes to facilitate the consummation of the Merger by entering into this Agreement and agreeing to be bound by the terms hereof;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, each Stockholder and the Company hereby agree as follows:

          SECTION 1. COVENANTS OF STOCKHOLDERS WITH RESPECT TO VOTING SECURITIES
                     OF THE COMPANY.

          During the term of this Agreement and subject to all of the provisions hereof, each Stockholder and the Company agree as follows:

          1.1 Acquisition of Voting Securities. Each Stockholder shall not acquire, agree to acquire or offer or propose to acquire, directly or indirectly, or in conjunction with or through any Person, record or beneficial ownership of any Voting Securities (as hereinafter defined), except (i) through the exercise of conversion rights, if any, of Voting Securities (including any conversion of the Preferred Stock); (ii) by way of stock splits, reclassifications or stock dividends or other distributions or offerings made on a pro rata basis to holders of Voting Securities or any class of Voting Securities; (iii) from another Stockholder by bequest (including, without limitation, through the creation of a trust), gift, will, pledge, hypothecation or otherwise in accordance with clause (i) of Section 1.6 hereof; (iv) pursuant to a bequest or similar gift or transfer from a Person who is not a Stockholder, including, without limitation, through the creation of a trust for the benefit of a Stockholder; (v) pursuant to a will or the laws of descent and distribution from a Person who is not a Stockholder; or (vi) pursuant to the grant or exercise of stock options or the receipt of other compensation or benefits involving Voting Securities granted to a Stockholder in such Stockholder's capacity (if applicable) as an employee or consultant of the Company or any subsidiary of the Company; provided, however, that if, in connection with the transfer of Voting Securities to a Stockholder pursuant to clauses (iv) and (v) of this Section 1.1, a trust, corporation or other entity is formed for the purpose of holding Voting Securities for the benefit of a Stockholder (other than solely as an income beneficiary of a trust), then, as a condition precedent to the receipt by such Stockholder of any direct or indirect beneficial interest in such Voting Securities, such trust, corporation or other entity shall agree to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

          If a Stockholder shall acquire, directly or indirectly, record or beneficial ownership of, or the right to acquire, any Voting Securities in contravention of this Agreement, then such Stockholder shall promptly notify the Company, and the Company, in its sole discretion, may either (x) purchase (or cause its designee(s) to purchase) any or all of such acquired Voting Securities at a price equal to the price paid by such Stockholder or (y) require such Stockholder to dispose of, within 30 days from the date on which the Company requests such Stockholder to do so, only in accordance with the provisions of
Section 1.6 (ii) or (iv), the Voting Securities acquired in violation of this
Section 1.1, provided that any sale may be delayed by the

Stockholders to avoid a violation of Section 16(b) of the Exchange Act or any other provisions of the Exchange Act or Securities Act, including, without limitation, any applicable volume limits under Rule 144 of the Securities Act, or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities. Each Stockholder hereby acknowledges that any acquisition of Voting Securities in contravention of this Agreement shall constitute a breach of this Agreement and that the Company's right to purchase or require the disposition of Voting Securities pursuant to this Section 1.1 shall not be exclusive and shall be in addition to any other rights and remedies the Company may have in connection with a breach of this Agreement.

          For the purposes of this Agreement, "Voting Securities" means all securities of the Company, or any successor to the Company, entitling the holder thereof to vote as a stockholder for any purpose or under any circumstance or any securities convertible into or exchangeable for under any circumstance such securities or any rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any such securities under any circumstance.

          1.2 Voting of Voting Securities. Each Stockholder shall vote or direct the vote of all Shares of Voting Securities that are (a) acquired pursuant to the Merger, (b) acquired by a Stockholder pursuant to Section 1.1, (c) held in trusts, corporations or other entities formed as contemplated by Section 1.6 or
(d) otherwise hereinafter acquired, with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities, on each matter submitted to a vote of the stockholders of the Company, (x) in the same proportion as the votes cast by all holders of Voting Securities other than the Stockholders and any affiliates and associates of the Company, with respect to such matter, or, (y) in the event of a proposed change of control transaction for the Company, in the manner recommended to the stockholders by the Board of Directors of the Company provided that the Board of Directors, prior to such recommendation, shall have received an opinion from a nationally recognized investment banking firm to the effect that the transaction or the consideration to be received by the unaffiliated holders of the Common Stock is fair from a financial point of view to such stockholders; provided, further, that in the absence of such opinion such Voting Securities shall be voted as provided in clause (x) of this Section 1.2.

          Each Stockholder shall take such action as may be required so that all Voting Securities with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities as provided for herein shall be present in person or by proxy at all duly noticed and convened meetings of holders of

Voting Securities for the purpose of determining the presence of a quorum at such meetings.

          1.3 No Voting Trusts. No Stockholder shall, directly or indirectly, deposit any Voting Securities in a voting trust or in any other manner, except pursuant to this Agreement, subject any Voting Securities to any arrangement or agreement with respect to the voting thereof.

          1.4 No Election Contests. No Stockholder shall, directly or indirectly, solicit proxies or become a "participant" in a "solicitation" in opposition to the recommendation of the Company's Board of Directors with respect to any matter, including, without limitation, any "election contest" relating to the election of directors of the Company (as such terms are defined in Regulation 14A under the Exchange Act) or initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; provided, however, that each Stockholder shall vote any Voting Securities directly or indirectly beneficially owned by such Stockholder in any "election contest" in accordance with the provisions of the first paragraph of Section 1.2 hereof.

          1.5 No Syndications. No Stockholder shall, directly or indirectly, join or encourage the formation of a partnership, limited partnership, syndicate or other "group," or otherwise act in concert with any other Person (except as contemplated by Section 1.2 hereof) for the purpose of affecting or influencing control of the Company or acquiring, holding, disposing of or Voting Securities.

          1.6 Disposition of Voting Securities. No Stockholder shall, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise dispose of or transfer in any manner any shares of Common Stock prior to __________1/ except that the Common Stock may be pledged in respect of a margin loan or to a bona fide third party lending institution provided that the pledgee shall be bound by the restrictions contained in this sentence. In addition, except as set forth above no Stockholder shall, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise dispose of or transfer in any manner any Voting Securities (or enter into agreements or understandings with respect to the foregoing), if after such disposition, the Person holding such Voting Securities would own 5% or more of the Total Voting Power (or Voting Securities which are convertible into or exercisable for shares which, after giving effect to such exercise or conversion, would represent 5% or more of the Total



------------------
1/      Nine month anniversary of Closing Date.

Voting Power). Any offer, sale, assignment, pledge, encumbrance or other disposition or transfer of Voting Securities not otherwise prohibited by this Agreement shall only be effected, to the extent otherwise legally permissible, in the following manners: (i) pursuant to a bona fide public offering of Voting Securities (which may include a secondary distribution effected through the facilities of any national securities exchange on which the Voting Securities are listed); provided, however, that in case of any such proposed public offering, each Stockholder selling pursuant to such offering (the "Selling Stockholder") will use his/her/its best efforts (and will instruct the managing underwriter of any such public offering or broker-dealer to or through which such public offering is being made to use its best efforts) to achieve a sufficiently broad public distribution of the securities being offered (in light of the number of securities being offered), with the intention that no person or related group of persons should purchase in such public offering Voting Securities representing 5% or more of the Total Voting Power; (ii) pursuant to an unsolicited open market sale or sales during any three-month period involving, in the aggregate, Voting Securities representing not more than 1% of the Total Voting Power, as defined in Section 5.4, (in accordance with the requirements as to the manner of sale set forth in Rule 144(f) and (g) of the Securities Act or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities, if such sale is subject to Rule 144 or such successor rules or regulations) on any national securities exchange on which the Voting Securities are listed; (iii) pursuant to a tender offer made by the Company or any subsidiary of the Company or made by a third person to the stockholders of the Company as to which the Company's Board of Directors has recommended to the stockholders of the Company; (iv) pursuant to a privately-negotiated transaction with a Person who is not a Stockholder; provided, that in no case shall any such sale, transfer or other disposition under this clause (iv) be made to such Person if, immediately after such transaction, such Person (based upon the written representation of such Person, which as a condition precedent to such sale, transfer or other disposition shall be delivered to such Stockholder and to the Company prior to the consummation of such transaction), together with its affiliates and associates would be the direct or indirect beneficial or record owner of Voting Securities (when added to the Voting Securities (if any) already beneficially owned by such Person and its affiliates and associates) representing in excess of 5% of the Total Voting Power; (v) pursuant to a will or the laws of descent and distribution; provided, that the estate of a Stockholder shall be bound by the terms and conditions of this Agreement and if, immediately after any distribution out of such estate, any distributee, together with such distributee's affiliates and associates would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such distributee and his/her affiliates and associates representing in excess of 5% of the Total Voting Power, then such distributee shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement; (vi) pursuant to a bequest or similar gift or transfer to any Person who is not a Stockholder or; provided that if, immediately after delivery of a bequest or similar gift or transfer, including, but not limited to, through the creation of a trust, the recipient, together with such recipient's affiliates and associates (including, as the case may be, the Stockholder making such transfer), would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such recipient and its affiliates and associates (including, as the case may be, the Stockholder making such transfer)) representing in excess of 5% of the Total Voting Power, then such recipient shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement; or (vii) as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, guaranty or other financial accommodation or as a result of any foreclosure with respect thereto; provided, however, that in connection with any transfer by a Stockholder of Voting Securities pursuant to clauses (v) or (vi) of this Section 1.6 to a trust, corporation or other entity and a Stockholder retains the authority, as trustee or otherwise, to vote, acquire or dispose of, or to direct the voting, acquisition or disposition of, Voting Securities to be held by such trust or other entity, then as a condition precedent to the transfer of such shares of Voting Securities to such trust or other entity, such Stockholder shall cause such trust or other entity to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

          Notwithstanding anything to the contrary contained herein, a Stockholder shall not dispose of or otherwise transfer any Voting Securities in violation of the provisions of Section 5 of the Securities Act.

          1.7 No Solicitation. No Stockholder shall propose, solicit or participate in any fashion, in any transaction relating to an acquisition of, a business combination or similar transaction with, or a change of control of, the Company or make or solicit or encourage any Person to make a tender offer for Voting Securities.

          1.8 Legend on Voting Securities. Each Stockholder agrees that each certificate representing its Voting Securities shall bear the following legend, which will remain thereon as long as such Voting Securities are subject to the restrictions contained in this Agreement:

          The shares represented by this certificate are subject to the provisions of a Stockholder Agreement dated as of ______ ___, 2000, among the Company and certain Stockholders, and may not be sold or transferred except in accordance therewith. Copies of said Agreement are on file at the offices of the Secretary of the Company.

The Company may enter a stop transfer order with the transfer agent (or agents) and the registrar (or registrars) of the Voting Securities against the transfer of legended Voting Securities held by a Stockholder except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly either legended (if the Voting Securities remain subject to the restrictions of this Agreement) or unlegended certificates in substitution for, certificates for any such Voting Securities that are no longer subject to or are to be transferred in compliance with the restrictions contained in this Agreement. Without limiting the generality of the foregoing, the Company shall promptly remove any stop transfer order in effect with respect to such certificates, upon the delivery to the Company of an opinion of counsel to a Stockholder, in form and substance reasonably satisfactory to the Company, that legended certificates representing Voting Securities are no longer subject to this Agreement or that such Voting Securities are being transferred in compliance with the provisions of Sections 1.6, and shall promptly issue unlegended certificates in substitution for such legended certificates, except if such legended certificates are being transferred pursuant to Section 1.6 to a transferee who shall be bound by the terms and conditions of a Stockholder Agreement, in which event the Company may issue legended certificates.

          SECTION 2. REPRESENTATIONS AND WARRANTIES.

          2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to the Company as follows:

              (i) At the Effective Time, such Stockholder will be the record and beneficial owner of the Shares of Common Stock and Preferred Stock set forth beside its name on Schedule A hereto (such Stockholder's "Shares") and will be the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than this Agreement. Such Stockholder has full legal power, authority and right to vote all of such Stockholder's Shares in the manner required by this Agreement without the consent or approval of, or any other action on the part of, any other person or entity.

              (ii) The execution, delivery and performance by such Stockholder of this Agreement has been approved by all necessary action on the part of such Stockholder.

              (iii) This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding agreement of such Stockholder, enforceable against the Stockholder in accordance with its terms.

              (iv) The execution, delivery and performance of this Agreement by such Stockholder does not violate or breach, and will not give rise to any violation or breach of, any law, contract, instrument, arrangement or agreement by which such Stockholder is, or any of such Stockholder's Shares are, bound.

              (v) The execution, delivery and performance of this Agreement by such Stockholder does not create or give rise to any right in any other Person or entity (other than the Company) with respect to such Stockholder's Shares or any other Voting Securities.

          2.2 Representations and Warranties of the Company. The Company represents and warrants to each Stockholder as follows:

              (i) The execution, delivery and performance by the Company of this Agreement has been approved by all necessary corporate action on the part of the Company.

              (ii) This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable against The Company in accordance with its terms.

              (iii) The execution and delivery of this Agreement by the Company does not violate or breach, and will not give rise to any violation or breach of, the charter or bylaws of the Company, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which the Company is bound.

          2.3 No Indirect Conduct. No Stockholder shall engage in any conduct or take any action through any agent or any entity acting in concert with such Stockholder that the Stockholder has hereby agreed not to engage in or take.

                      SECTION 3. COVENANTS OF THE COMPANY.

          3.1 Registration Rights. During the term and subject to all of the provisions hereof (including, without limitation Section 1.6(vi)), the Company agrees to provide registration rights to each Stockholder on the terms and subject to the provisions set forth in Registration Rights Agreement attached as Appendix I hereto.

          3.2 Access to Management. The Company agrees that so long as a Stockholder continues to hold 5% or more (or in the case of Debra Buruchian and Thomas Gravina, 2% or more) of any class of Voting Securities, the Company shall provide such Stockholder with an opportunity on a regularly scheduled basis to review with senior management of the Company, significant issues facing the Company; provided, however, that such Stockholder shall agree (i) to maintain the confidentiality of any non-public information disclosed to such Stockholder in any such session, and (ii) if necessary, refrain from engaging in any transaction involving (x) the Company's securities while in possession of any material non-public information about the Company disclosed to such Stockholder by the Company in the course of the Company's complying with the provisions of this Section 3.2 or (y) or any other securities to which such material non-public information relates.

          SECTION 4. TERM OF AGREEMENT.

          The term of this Agreement shall commence at the Effective Time and shall terminate with respect to any given Stockholder (but only such Stockholder) (x) in the case of Michael Karp and The Florence Karp Trust, when such Stockholders (together with any transferees who are members of such Stockholder's immediate family or entities described in clause (v) of Section
1.6 hereof) ceased to own Voting Securities having, in the aggregate, 5% or more of the Total Voting Power, and (y) in the case of each of Debra Buruchian and Thomas Gravina, when such Stockholder (together with any transferees who are members of such Stockholder's immediate family or entities described in clause
(v) of Section 1.6 hereof) ceases to own less than 50% of the Voting Securities issued to such party pursuant to the Recapitalization (after giving effect to any stock splits or stock dividends), unless the transaction or transactions which resulted in such Stockholder ceasing to hold such threshold number or percentage of Voting Securities shall have violated the terms of this Agreement. For purposes hereof, ownership of Voting Securities shall include record ownership of such securities as well as beneficial ownership thereof within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          SECTION 5. MISCELLANEOUS.

          5.1 Specific Performance. The Company and each Stockholder acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company or a Stockholder, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically, the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which it may be entitled at law or equity.

          5.2 The Term "Company." The term "Company" shall be deemed to include any successor to the Company by way of merger, consolidation, sale of assets or otherwise, except as the context otherwise requires, it being the intention hereof that this Agreement shall continue to be binding on each Stockholder notwithstanding such merger, consolidation, sale of assets or other succession, unless the provisions of Section 4.2 of this Agreement shall otherwise provide.

          5.3 The Terms "Affiliate," Associate," "Beneficial Owner" "Entity," and "Person." As used herein, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act; the term "beneficial owner" (which shall include "beneficially owned" or other similar phrasing as used herein) shall have the meaning set forth in Section 13(d)(3) of the Securities Act; the term "associate" shall mean (1) a corporation or organization (other than the Company or a subsidiary of the Company) of which such Person (as defined herein) is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; and the term "Person" shall mean any individual, partnership, corporation, joint venture, association, unincorporated organization, trust, government or agency thereof, or any other entity.

          5.4 The Term "Total Voting Power." The term "Total Voting Power," as used in this Agreement, shall mean the aggregate voting power of all Voting Securities outstanding at the time of any determination which at such time have ordinary voting power to vote in the election of directors of the Company. In determining Total Voting Power for purposes of this Agreement, the Stockholder may conclusively rely on the most recent reports filed by the Company with the SEC in which the number of Voting Securities outstanding is set forth or from which Total

Voting Power can reasonably be derived, it being understood that each Stockholder shall not be considered to be in breach of this Agreement if he/she has acted in good faith on the basis of a determination of Total Voting Power as contemplated herein.

          5.5 Notices. All notices, requests and other communications to any person named hereunder shall be in writing (including wire, telex or similar writing) and shall be given to such person at its address set forth below or such address or telex number as such person may hereafter specify for the purpose by notice to the other person:

          If to the Company:

            ATX Telecommunications Services, Inc.
            [address]
            Attention:

          Copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York 10019
            Attention: Kenneth M. Schneider, Esq.
            Facsimile: 212-757-3990

          If to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing

Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this subsection and the appropriate answer back is received or (b) if given by any other means, when actually received at the address specified in this subsection, provided that a notice given other than during normal business hours on a business day at the place of receipt shall not be effective until the opening of business on the next business day.

          5.6 Governing Law and Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. THE UNDERSIGNED HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURTS

LOCATED WITHIN THE STATE OF DELAWARE, COUNTY OF NEW CASTLE, AND WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING HERETO.

          5.7 Amendments. This Agreement may be amended, modified or supplemented only by written agreement of each Stockholder and the Company.

          5.8 Waiver. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit of such obligation, covenant, agreement or condition only by a written instrument signed by such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance. Wherever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.8.

          5.9 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, (i) any person who acquires any interest, beneficial or otherwise, in Voting Securities by will or pursuant to the laws of descent and distribution and (ii) any successor trust.

          5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.11 Entire Agreement. This Agreement, including the appendices referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.12 Severability. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement.

          5.13 Other Rights and Privileges. Except as otherwise specifically set forth in this Agreement, each Stockholder shall have and enjoy all rights and privileges otherwise permitted stockholders of the Company under applicable law.

          IN WITNESS WHEREOF, each Stockholder and the Company have duly executed this Agreement as of day and year first above written.

                                    ATX TELECOMMUNICATIONS
                                    SERVICES, INC.


                                    By:
                                       -----------------------------
                                         Name:
                                         Title:


                                    STOCKHOLDERS:


                                    ------------------------------
                                              Michael Karp

                                    ------------------------------
                                               Debra Buruchian

                                    ------------------------------
                                              Thomas Gravina

                                    THE FLORENCE KARP TRUST


                                    By:
                                       ------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT G



                      FORM OF REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of ___________, 2000 (the "Agreement"), by and between ATX Telecommunications Services, Inc. , a Delaware corporation (the "Company"), and each of Michael Karp ("Karp"), Debra Buruchian ("Buruchian"), Thomas Gravina ("Gravina") and The Florence Karp Trust (the "Trust"). Each of Karp, Buruchian, Gravina and the Trust is referred to as a "Stockholder").

          WHEREAS, pursuant to a Recapitalization Agreement and Plan of Merger, dated as of March ___, 2000 (the "Recapitalization and Merger Agreement"), by and among the Company, CoreComm Limited ("CoreComm"), and, with respect to certain provisions thereof, each of Karp, Buruchian, Gravina and the Trust, the Company is being recapitalized by exchanging each share of pre-recapitalization share of the Company's common stock for _____ shares of the Company's post-recapitalization common stock, par value $.01 per share (the "Common Stock"), _____ shares of the Company 3% Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), and $ _____ in cash and notes.

          WHEREAS, the Stockholders are the holders of all of the outstanding pre-recapitalization shares of the Company's common stock and it is a condition to the consummation of the recapitalization and the other transactions contemplated by the Recapitalization and Merger Agreement that the Company grant to the Stockholders the registration rights and other rights set forth herein; and

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.      General; Securities Subject to this Agreement.

                  1.1 Grant of Rights. The Company hereby grants registration rights to the Stockholders upon the terms and subject to the conditions set forth in this Agreement. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Recapitalization and Merger Agreement.

                  1.2 Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means, each of the following: (a) any shares of Common Stock issued to the Stockholders pursuant to the Recapitalization and Merger Agreement, (b) any shares of Preferred Stock issued to the Stockholders pursuant to the Recapitalization and Merger Agreement, and (c) any shares of Common Stock issued upon conversion of, or as payment of dividends on, or in exchange for shares of the Preferred Stock issued pursuant to the Recapitalization and Merger Agreement; provided, however, that shares shall cease to be Registrable Securities for purposes of this Agreement when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and all such Registrable Securities have been disposed of pursuant to such effective registration statement.

                  1.3 Stockholders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person (i) is a party to this Agreement (or a permitted transferee thereof) and (ii) owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

          2.      Demand Registration Rights.

                  2.1      Demand Registration.

                  (a) At any time on or after [date]1/, the Stockholders may make a written request (specifying the intended method of disposition) (such Stockholders, the "Initiating Common Stockholders") for registration under the Securities Act (a "Demand Common Registration") of all or part of the shares of Common Stock which constitute such Initiating Stockholders' Registrable Securities; provided, however, that, (i) the Company shall not be required to effect more than two (2) Demand Common Registrations pursuant to this Agreement,
(ii) the market value of the shares of Common Stock proposed to be registered by the Initiating Common Stockholders shall not be less than 1,500,000 shares (subject to appropriate adjustments to reflect stock splits, stock dividends, corporate recapitalizations or similar transactions) as of the date of the request, and (iii) the Initiating Common Stockholders shall be the holders as of the date of the request of at least 25% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder; provided, however, that one such Demand Common Registration may be requested by Initiating Common Stockholders owning less than 25% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder so long as such Initiating Common Stockholders are the holders as of the date of the request of at least 10% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder.

                  (b) At any time after the date hereof, the Stockholders may make a written request (specifying the intended method of disposition) (such Stockholders, the "Initiating Preferred Stockholders") for registration under the Securities Act (a "Demand Preferred Registration") of all or part of the shares of Preferred Stock which constitute such Initiating Stockholders' Registrable Securities; provided, however, that, (i) the Company shall not be required to effect more than one such Demand Preferred Registration pursuant to this Agreement, (ii) the face value of the shares of Preferred Stock proposed to be registered by the Initiating Stockholders shall not be less than $80,000,000 as of the date of the request, and (iii) the Initiating Preferred Stockholders shall be the holders as of the date of the request of at least 25% of the then outstanding shares of Preferred Stock that constitute Registrable Securities hereunder.



------------------------------
1/      Nine months from the Closing Date.

                  (c) If at the time of any request to register Registrable Securities pursuant to this Section 2.1, the Company is engaged or plans to engage in within ninety (90) days of the time of such request in a registered public offering or any other activity which, in the good faith determination of the Board of Directors of the Company, would be required to be disclosed under applicable law as a result of such request or would be materially and adversely affected by the requested registration (each, a "Company Event"), then the Company may at its option direct that such request be delayed for a reasonable period of time not in excess of three (3) months from the effective date of such offering or the date of completion of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 365-day period; provided, however, that if the Company receives a written request from Initiating Common Stockholders or the Initiating Preferred Stockholders (the "Initiating Stockholders") to register the Registrable Securities of such Stockholders prior to the occurrence of a Company Event, then such registration shall not be delayed by any Registration Statement thereafter effected by the Company. In addition, the Company shall not be required to effect any registration within three (3) months after the effective date of any other Registration Statement of the Company. Within ten days after receipt of a request for a Demand Common Registration or a Demand Preferred Registration (each, a "Demand Registration"), the Company shall give written notice (the "Notice") of such request to all other Stockholders holding the class of stock to which such Demand Registration relates and shall include in such registration all Registrable Securities of that class that the Company has received written requests for inclusion therein within 15 days after the Notice is given. Thereafter, in the case of Demand Common Registration, the Company may elect to include in such registration additional shares of Common Stock issued by the Company. All requests made pursuant to this Section 2.1 shall specify the class and aggregate number of Registrable Securities to be registered.

                  2.2 Effective Demand Registration. The Company shall use reasonable commercial efforts to cause any Demand Registration to become effective not later than ninety (90) days after it receives a request under
Section 2.1 hereof and to remain effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) one hundred and twenty (120) days; provided, however, that if the Initiating Stockholders request the Company to withdraw such registration, other than as the result of a breach by the Company, it shall constitute a Demand Registration unless the Initiating Stockholders promptly pay all of the costs and expenses incurred by the Company in connection with such registration.

                  2.3      Underwriting Procedures.

                           (a)      The offering of Registrable Securities
pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter and other underwriters selected for such offering shall be selected by the Initiating Stockholders, provided that the managing underwriter and other underwriters are reasonably acceptable to the Company (having due regard to the experience and relationship with the Company of the managing underwriter and the other underwriters) (the "Approved Underwriter"). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall reduce pro rata based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Stockholder in such registration.

                           (b)      Distribution by Underwriters.  The managing
underwriter or underwriters selected for any offering shall enter into an agreement with the Company and the Stockholders whereby the underwriters shall be prohibited from (i) distributing 5% or greater of the Registrable Securities to any Person in connection with the initial placement of the Registrable Securities for the offering and from (ii) distributing 5% or greater of the Registrable Securities to any Person for 90 days after such initial placement.

          3.      Incidental or "Piggy-Back" Registration Rights.

                  3.1 Notice of Registration. If, at any time or from time to time prior to the fourth anniversary of the date hereof, the Company shall determine to register any of its Common Stock for sale in an Underwritten Offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation) (a "Company Registration"), or shall register any of its Common Stock pursuant to a demand request for registration by any holder of the Company's Common Stock other than the Stockholders (a "Third Party Demand Registration"), the Company will promptly give to the Stockholders written notice thereof, and include in such registration (subject to Section 3.2) all the Common Stock Registrable Securities specified in a written request made by any one or more of the Stockholders within ten days after such Stockholder's receipt of such written notice from the Company ("Incidental Registration"). The right of the Stockholder to have Common Stock Registrable Securities included in a registration pursuant to this Section 3.1 shall be conditioned upon such Stockholder entering into (together with the Company and/or the other holders, if any, distributing their securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company or by the stockholders who have demanded such registration (the "Company Underwriter").

                  3.2 Cutback. If the lead managing underwriter of an offering covered by Section 3.1 shall advise the Company in writing on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Common Stock Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Common Stock being offered, then the Company will include in such registration:

                  (i) in the case of a Company Registration, first, any shares proposed to be offered by the Company; second, Registrable Securities requested to be registered by the Stockholders and any other shares requested by other stockholders of the Company, including the Stockholders, to be included in such registration, allocated, if necessary, pro rata among the Stockholders and such other holders requesting such registration on the basis of the number of the shares Beneficially Owned at the time; and

                  (ii) in the case of a Third Party Demand Registration, first, any shares proposed to be offered by the stockholder or stockholders exercising their right to cause the Company to proceed with such Third Party Demand Registration (the "Initiating Third Party Holders"), second, any shares proposed to be offered by the Company, and third, Registrable Securities requested to be registered by the Stockholders and any other shares requested by other stockholders of the Company, including the Stockholders but excluding the Initiating Third Party Holders, to be included in such registration, allocated, if necessary, pro rata among the Stockholders and such other holders requesting such registration on the basis of the number of the shares Beneficially Owned at the time;

provided, however, that in the event the Company will not, by virtue of the foregoing cut-back mechanism, include in any such registration all of the Common Stock Registrable Securities requested to be included in such registration, the Stockholders may, upon written notice to the Company given within three days of the time the Stockholders first are notified of such matter, reduce the amount of Registrable Securities they desire to have included in such registration, whereupon only the Registrable Securities, if any, they desire to have included will be considered for such inclusion.

                  3.3 Right of Termination. The Company shall have the right to terminate or withdraw any registration initiated by it under Section
3.2 prior to the effectiveness of such registration whether or not the Stockholders have elected to include Registrable Securities in such registration.

          4.      Provisions Applicable to Demand and Piggy-Back Registrations.

                  4.1 Expenses. The Company shall pay all Registration Expenses (as defined in Section 6 hereof) incurred in connection with any registration pursuant to Section 2 or 3 hereto, unless registration fails to become effective as a result of the fault of one or more Stockholders, in which case the Company will not be required to pay the Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities. The Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities shall be the product of
(a) the aggregate amount of all Registration Expenses incurred in connection with such registration and (b) the ratio that the number of such Registrable Securities bears to the total number of Registrable Securities included in the registration.

                  4.2 Holdback Agreements. Each Stockholder agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the ninety (90) day period beginning on the effective date of any Demand Registration or Incidental Registration or other underwritten offering in which such Stockholder is participating (except as part of such registration), if and to the extent requested by any other Stockholders, in the case of a non-underwritten public offering, or if and to the extent requested by the Company Underwriter, in the case of an under-written public offering.

          5.      Registration Procedures.

                  In connection with any registration statement filed pursuant to this Agreement, the Company will, as expeditiously as possible:

                  (a) in connection with a request pursuant to this Agreement, prepare and file with the Commission, after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, if the offering is an underwritten offering, shall be reasonably satisfactory to the managing underwriter or underwriters, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish to the counsel selected by the Stockholder or Stockholders making the demand, if any, copies of all such documents proposed to be filed, and (ii) notify such counsel and each seller or prospective seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) in connection with a registration pursuant to this Agreement, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than one hundred and twenty (120) days (or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been disposed of);

                  (c) furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of the Company determines in good faith to be contrary to the best interest of the Company and its Stockholders;

                  (e) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (f) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission as soon thereafter as practicable, after consultation with the Initiating Stockholders, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) enter into customary agreements (including an underwriting agreement in customary form, if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (h) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission; and

                  (i) use reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

          The Company may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

          Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f) of this Section 5, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this
Section 5 and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession or copies delivered to prospective purchasers, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in paragraph (b) of this Section 5) by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (f) of this Section 5 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 5.

          6. Registration Expenses. The Company shall pay all expenses incident to its performance of or compliance with this Agreement; provided, however, that the Company shall not pay the costs and expenses of any Stockholder relating to underwriters' commissions and discounts relating to Registrable Securities to be sold by such Stockholder, brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the Stockholders, individually or in the aggregate. All of the expenses described in this Section 6 that are to be paid by the Company are herein called the "Registration Expenses."

          7.      Indemnification; Contribution.

                  7.1 Indemnification by the Company. The Company agrees to indemnify, in the case of any registration statement filed pursuant to this Agreement, each seller of any Registrable Securities covered by such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, and each person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties") against any losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company; provided, however, that the Company shall not be liable to the extent that any loss, claim, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party expressly for use in the Registration Statement; provided, further, that the Company shall not be liable to any seller of Registrable Securities (or to any person who acts as an underwriter in such sale or who controls such seller) to the extent that any loss, claim, or liability arises out of an untrue statement, alleged untrue statement, omission, or alleged omission made in any preliminary prospectus if either (a)(i) such seller failed to send or deliver a copy of the prospectus with or prior to written confirmation of the sale by such seller to the person asserting the claim and (ii) the prospectus would have corrected such untrue statement, alleged untrue statement, omission or alleged omission; or (b)(x) such untrue statement, alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and (y) having been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such seller fails to deliver such prospectus as so amended or supplemented, with or prior to the written confirmation of the sale by such seller to the person asserting the claim.

                  7.2 Indemnification by Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Stockholder shall furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its officers, directors and agents and each person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, and liabilities resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statement or omission is contained in or omitted from, as the case may be, any information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in any such prospectus or preliminary prospectus; provided, however, that the liability of such Stockholder shall not exceed the net proceeds received by such Stockholder from the sale of its Registrable Securities. Each Stockholder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company; provided, however, that the indemnification of such Stockholder shall be limited to the net proceeds received by such Stockholder from the sale of its Registrable Securities.

                  7.3 Contribution. If the indemnification provided for in this Section 7 is unavailable to any indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

          8. Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  "Board of Directors" means the board of directors of the Company.

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock" means the common stock of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                  "Registration Expenses" shall have the meaning specified in
Section 6 herein.

                  "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Underwritten Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for re-offering to the public, which shall include a road show and other customary selling efforts.

          9.      Miscellaneous.

                  9.1 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.1(a) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within ninety (90) days of the effective date of any registration effected pursuant to Section 2.1.

                  9.2 Assignment. The rights of the Stockholders to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by each Stockholder to any transferee (other than the transferee of such shares in a registered transaction) of all or any portion of the Registrable Securities if: (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (iv) if required under the terms of the Stockholders Agreement, such transferee enters into the requisite stockholders agreement with the Company as contemplated by the Stockholders Agreement, of even date herewith, among the Company and each of Karp, Buruchian, Gravina and the Trust (the "Stockholders Agreement").

                  9.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Stockholders that own, in the aggregate, 50% or more of the Registrable Securities then outstanding.

                  9.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied (and confirmed) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied (and confirmed) or, if mailed, five days (or, in the case of express mail, one day) after the date of deposit in the United States mail, as follows:

          (i)     if to the Company, to:

                  [ATX Telecommunications Services, Inc.]
                  110 East 59th Street
                  26th Floor
                  New York, NY 10022
                  Attention: Richard J. Lubasch
                  Telecopier No.: (212) 906-8497

                  with copies to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:  Kenneth M. Schneider, Esq.
                  Telecopier No.:  (212) 757-3990

          (ii) if to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing.

                  with copies to:

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 South Broad Street
                  Philadelphia, PA 19102
                  Attention:  Michael C. Forman, Esq.
                  Telecopier No.:  (215) 568-6603

          Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

                  9.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Stockholders and their permitted successors and assigns as provided for in Section 9.1 hereof and the successors and assigns of the Company; provided, however, that such successors and assigns become parties to this Agreement by executing counterparts thereto and, in the case of successors and assigns of the Stockholder, there has been compliance with Section 9.1 hereof.

                  9.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  9.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  9.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE RULES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

                  9.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

                  9.10 Entire Agreement. This Agreement is entered into and delivered pursuant to the Recapitalization and Merger Agreement and as such contains the entire agreements among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                    ATX TELECOMMUNICATIONS SERVICES, INC.


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:


                                    STOCKHOLDERS:


                                    ------------------------------
                                              Michael Karp


                                    ------------------------------
                                             Debra Buruchian


                                    ------------------------------
                                             Thomas Gravina



                                    THE FLORENCE KARP TRUST


                                    By:
                                       -----------------------------
                                       Name:
                                       Title: